Exhibit 10.34

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

COLLABORATION AND LICENSE AGREEMENT

dated as of March 12, 2015

between

ADURO BIOTECH, INC.

and

NOVARTIS PHARMACEUTICALS CORPORATION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

		Page
16.5	Assignment	82
16.6	Performance by Affiliates	82
16.7	Further Assurances	82
16.8	Compliance with Law	82
16.9	Severability	83
16.10	No Waiver	83
16.11	Relationship of the Parties	83
16.12	No Third Party Beneficiary Rights	83
16.13	English Language	83
16.14	Expenses	83
16.15	Counterparts	83

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBITS

•	Exhibit 1(A) – Company Patents

•	Exhibit 1(B) – Existing Third Party Licenses

•	Exhibit 1(C) – Novartis Patents

•	Exhibit 3.3(d) – Development Cost Sharing Percentages

•	Exhibit 8.5 – Form of Sublicense Agreement

•	Exhibit 10.2(b) – Complete and accurate list of all license, assignment, distribution or other agreements relating to Company Patents

•	Exhibit 10.3(b) – List of [ * ] included within Novartis Know-How as of the Effective Date

•	Exhibit 10.3(c) – Complete and accurate list of all license, assignment, distribution or other agreements relating to the Novartis Patents

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

v

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of March 12, 2015 (the “Execution Date”) by and between Aduro Biotech, Inc., a Delaware corporation having its principal place of business at 626 Bancroft Way, #3C, Berkeley, CA 94710-2224 (“Company”), and Novartis Pharmaceuticals Corporation, a Delaware Corporation having its principal place of business in located at One Health Plaza, East Hanover, New Jersey 07936, (“Novartis”). Novartis and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, Company owns or otherwise Controls (as defined below) Company Technology (as defined below) and has experience and expertise in the development of human therapeutic products utilizing Company Technology;

WHEREAS, Novartis is a global pharmaceutical company with expertise in the development, manufacture and commercialization of human therapeutic products; and

WHEREAS, each Party wishes to collaborate with the other Party regarding certain co-development and co-commercialization activities, including drawing upon the Parties’ complementary expertise and resources, each on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereunder,” “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (d) the terms “Article,” “Section” or “Exhibit” refer to the specified Article, Section or Exhibit of this Agreement; (e) the terms “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (f) “days” refers to calendar days; (g) all references to “U.S.” or “United States” refer to the United States of America; (h) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (i) any reference herein to any Person shall be construed to include the Person’s successors and assigns; and (j) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). All accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under the applicable Accounting Standards as applied to a Party. All references to “$” amounts hereunder shall be deemed to be U.S. Dollars and all payments due hereunder shall be made in U.S. Dollars.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.1. “Accounting Standards” means, with respect to Company, U.S. GAAP, and means, with respect to Novartis, IFRS, in each case, as generally and consistently applied throughout the applicable Party’s organization.

1.2. “Acquired Party” has the meaning set forth in Section 14.1(a).

1.3. “Acquiring Party” has the meaning set forth in the definition of “Change of Control.”

1.4. “Act” has the meaning set forth in Section 9.6(c)(i).

1.5. “Action” has the meaning set forth in Section 9.7(a).

1.6. “ADC” means antibody drug conjugate.

1.7. “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, “control” shall mean, direct or indirect, ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that, in such case, such foreign investor has the power to direct the management and policies of such entity. Notwithstanding the foregoing and for purposes of clarity, none of [ * ] shall be deemed an Affiliate of Company.

1.8. “Agreement” has the meaning set forth in the preamble hereto.

1.9. “Alliance Manager” has the meaning set forth in Section 2.6(a).

1.10. “Amended Cost Sharing Percentages” has the meaning set forth in Section 3.3(d).

1.11. “Annual Development and Research Plan Budget” has the meaning set forth in Section 3.1(b).

1.12. “Applicable Law” means all applicable laws, statutes, rules, regulations, guidelines, orders, judgments and/or ordinances of any Governmental Authority that may be in effect from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13. “Auditor” has the meaning set forth in Section 8.9(b)(i).

1.14. “BLA” means a Biologics License Application for Regulatory Approval filed with the FDA in the United States pursuant to Section 351(a) of the Public Health Service Act (42 U.S.C. § 262(a) or any successor statutes or regulations), or any foreign equivalent thereof.

1.15. “BPCIA” has the meaning set forth in Section 9.6(c)(ii).

1.16. “Breaching Party” has the meaning set forth in Section 13.2(a).

1.17. “Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in San Francisco, California, (c) a bank or other public holiday in Basel, Switzerland, or (d) with respect to administrative matters, but not the calculation and payment of amounts to be paid in connection with this Agreement, the nine (9) consecutive days beginning on December 24th and continuing through January 1st to the extent not already covered in (a), (b) or (c). Any measurement of a number of Business Days or days, as applicable, shall be determined with respect to Eastern Standard Time or Eastern Daylight Time, as applicable.

1.18. “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.19. “Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

1.20. “Change of Control” means, with respect to a Party, any of the following events:

(a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the capital stock then outstanding of such Party normally entitled to vote in elections of directors other than pursuant to a consolidation or merger falling within (b) below; provided, however, that in no event, shall a sale of capital stock to underwriters of a public offering of the capital stock of Company constitute a Change of Control;

(b) such Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, in either event pursuant to a transaction or series of related transactions following which more than fifty percent (50%) of the total voting power of the capital stock outstanding of the surviving entity, or its ultimate parent entity, normally entitled to vote in elections of directors is not held by Persons who held the outstanding shares of such Party immediately preceding such consolidation or merger, provided, however, that notwithstanding the foregoing, the occurrence of an event described in this clause (b) of this Section 1.20 with respect to a Party shall not be a Change of Control if either (X) a majority of the Board of Directors or other governing body of such Party or the surviving entity, or its ultimate parent entity, as applicable, after three (3) months following such event is comprised of members who were members of the Board of Directors or other governing body of such Party immediately prior to such event or (Y) a majority of the Executive Officers of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such Party or the surviving entity, or its ultimate parent entity, as applicable, after three (3) months following such event are individuals who were Executive Officers of such Party immediately prior to such event; or

(c) such Party conveys, transfers or leases all or substantially all of its assets related to this Agreement to any Third Party, whether resulting from merger, acquisition, consolidation or otherwise.

For purposes of this definition of “Change of Control” only, references to (a) “beneficial ownership” (and other correlative terms) means beneficial ownership as defined in Rule 13d-3 under the Exchange Act and (b) “group” means group as defined in the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof. The Third Party or other corporation or entity which effects a Change of Control with respect to a Party shall be referred to as the “Acquiring Party”.

1.21. “Change of Control Notice” has the meaning set forth in Section 14.1(a).

1.22. “Claims” has the meaning set forth in Section 11.1.

1.23. “Clinical Study” means a human clinical study conducted on human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval, Pricing Approval or label expansion of such pharmaceutical product. Without limiting the foregoing, Clinical Study includes any Phase I Clinical Study, Phase II Clinical Study, Phase IIb Clinical Study, Phase III Clinical Study, or Phase IV Clinical Study.

1.24. “CMC” means chemistry, manufacturing and controls.

1.25. “Code” has the meaning set forth in Section 13.6(a).

1.26. “Collaboration” has the meaning set forth in Section 2.1.

1.27. “Collaboration Molecule” means an agonist of the molecular target known as Stimulator of Interferon Genes (“STING”), which agonist is owned or Controlled by either Party at the Effective Date or by either or both Parties during the Term, [ * ].

1.28. “Collaboration Product” means any pharmaceutical product or composition containing a Collaboration Molecule.

1.29. “Combination Lead Party” has the meaning set forth in Section 3.3(c).

1.30. “Combination Regimen” has the meaning set forth in Section 3.3(c).

1.31. “Commencement Date” has the meaning set forth in Section 3.3(d).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.32. “Commercial Sharing Percentage” means, with respect to a given reference territory and a given Party:

(a) if such Party is Company, (i) fifty percent (50%) for the U.S., (ii) forty-five percent (45%) for European Profit Split Countries, and (iii) forty-five percent (45%) for Japan, including as potentially adjusted pursuant to Section 3.3(d); and

(b) if such Party is Novartis, (i) fifty percent (50%) for the U.S., (ii) fifty-five percent (55%) for European Profit Split Countries, and (iii) fifty-five percent (55%) for Japan, including as potentially adjusted pursuant to Section 3.3(d).

1.33. “Commercialization” means any and all processes and activities directed to market, promote, detail, distribute, import, export, offer to sell and/or sell a product and/or conduct other commercialization activities (including activities in preparation for the commercial launch of such product, or in retaining pricing, reimbursement and market access). “Commercialize” has a correlative meaning.

1.34. “Commercialization Costs” means the costs and expenses incurred by or on behalf of a Party or its Affiliates, [ * ], which costs and expenses are consistent with the applicable Commercialization Plan, and in accordance with the expense recognition provisions of the Accounting Standards. “Commercialization Costs” shall include [ * ]. For the avoidance of doubt, contract or consultants deployed for detailing or marketing activities should be considered FTE costs.

1.35. “Commercialization Costs Calculation Report” has the meaning set forth in Section 5.4(c).

1.36. “Commercialization Costs Report” has the meaning set forth in Section 5.4(c).

1.37. “Commercialization Plan” has the meaning set forth in Section 5.2(c).

1.38. “Commercially Reasonable Efforts” means, with respect to any objective, those reasonable, diligent and good faith efforts to accomplish such objective as a Party would customarily use to accomplish a similar objective under similar circumstances, which are no less than those efforts used by such Party in its Development, Manufacture or Commercialization projects as the case may be with such Party’s own compounds and products having comparable commercial potential, stage of development, medical/scientific, technical and regulatory profile, and intellectual property protection, taking into account all Commercially Relevant Factors at the time such efforts are to be expended. When taking into account profitability and other commercial considerations as a Commercially Relevant Factor, each Party shall not take into account that portion of profits to be shared with the other Party or royalty to be paid to the other Party, but will instead treat such payments as an amount that would be retained by such Party. To the extent that a Party’s performance of its obligations hereunder is adversely affected by the other Party’s failure to perform its obligations under this Agreement or any supply agreement (including the supply agreement referenced in Section 6.3), then the impact of such performance

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

failure will be taken into account in determining whether that Party has used its Commercially Reasonable Efforts to perform any such affected obligations, but only to the extent such other Party’s performance failure is the cause of that Party’s failure to meet such obligations.

1.39. “Commercially Relevant Factors” means, with respect to a Collaboration Product, including as applicable to such Collaborative Product, all relevant factors that may affect the Development, Regulatory Approval or Commercialization of such Collaboration Product, including (as applicable): safety, efficacy, quality or stability; product profile (including product modality, category and mechanism of action); stage of Development or life cycle status; Development, Regulatory Approval, manufacturing, and Commercialization costs and risk; feasibility of manufacture; the likelihood of obtaining Regulatory Approvals (including satisfactory price approvals) and the timing of such approvals; the current guidance and requirements for Regulatory Approval and the current and projected regulatory status; labeling or anticipated labeling; the then-current competitive environment external to the Parties and the likely competitive environment external to the Parties at the time of projected entry into the market (i.e., not taking into consideration any other Collaboration Products or other products of the Parties); past performance; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; pricing or reimbursement changes in relevant countries; proprietary position, strength and duration of patent protection and anticipated exclusivity; and other scientific, technical, regulatory, and commercial factors that the decision-making Party reasonably believes to be relevant to such Collaboration Product.

1.40. “Company” has the meaning set forth in the preamble to this Agreement.

1.41. “Company Disclosure Schedule” means the disclosure schedule prepared by Company and delivered by Company to Novartis on the Effective Date.

1.42. “Company Indemnitees” has the meaning set forth in Section 11.2.

1.43. “Company Know-How” means any Existing Company Know-How or Later Acquired Company Know-How that is reasonably necessary or useful, or that is actually used by either Party or their Affiliates, for the Development, Manufacture, use or Commercialization of Collaboration Molecules or Collaboration Products or to undertake research relating to STING agonists under this Agreement. “Company Know-How” shall include (a) such Know-How owned or Controlled by Company or any of its Affiliates as of the Effective Date (“Existing Company Know-How”) and (b) such Know-How that first becomes owned or Controlled by Company or any of its Affiliates after the Effective Date that Company elects to designate as “Later Acquired Company Know-How”. For the avoidance of doubt, “Company Know-How” excludes Joint Inventions, Joint Know-How and Novartis Know-How.

1.44. “Company Patents” means Existing Company Patents or Later Acquired Company Patents, having claims Covering any Collaboration Molecules or Collaboration Products, or having claims that are reasonably necessary or useful, or that are actually used by a Party or its Affiliates for the Development, Manufacture, use or Commercialization of any Collaboration Molecules or Collaboration Products. “Company Patents” shall include (a) such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Patent Rights owned or Controlled by Company or any of its Affiliates as of the Effective Date including any Patent Rights identified in Exhibit 1(A) attached hereto (“Existing Company Patents”), and (b) such Patent Rights that first become owned or Controlled by Company or any of its Affiliates after the Effective Date that Company elects to designate as “Later Acquired Company Patents”. For the avoidance of doubt, “Company Patents” exclude Joint Patents and Novartis Patents.

1.45. “Company Technology” means Company Patents, Company Know-How, and Company’s interest in Joint Know-How, Joint Patents and Joint Inventions.

1.46. “Competing Product” means a pharmaceutical product containing [ * ], other than a Collaboration Product.

1.47. “Confidential Information” means, with respect to a Disclosing Party or any of its Affiliates, all Know-How and other proprietary or confidential information and data of a financial, commercial or technical nature which such Disclosing Party or any of its Affiliates has supplied or otherwise made available to the Recipient Party or its Affiliates, whether made available orally, in writing or in electronic form.

1.48. “Continuing Party” has the meaning set forth in Section 13.5(c).

1.49. “Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any other proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise other than pursuant to this Agreement) of a Party or any of its Affiliates (or, as described below, a Future Acquirer) to grant a license or a sublicense of or under such Know-How, Patent Rights, other intellectual property rights, or any other proprietary or trade secret information to another Person, or to otherwise disclose such proprietary or trade secret information to another Person to the extent set forth in this Agreement, without requiring the consent of a Third Party or breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party. Notwithstanding the foregoing, any intellectual property right Controlled by a Future Acquirer of a Party shall not be treated as “Controlled” by a Party or its Affiliates for purposes of this Agreement to the extent, but only to the extent, that such intellectual property (a) is Controlled by such Future Acquirer of such Party immediately prior to the time such Future Acquirer qualifies as such, other than pursuant to a license or other grant of rights by such Party, or (b) is Controlled by such Future Acquirer subsequent to the time that such Future Acquirer qualifies as such but was not Controlled by such Party or its Affiliates immediately prior to the time such Future Acquirer qualifies as such and did not come under the Control of such Future Acquirer due to any reference or access to Company Technology or Novartis Technology, as applicable, by such Future Acquirer.

1.50. “Controlling Party” has the meaning set forth in Section 9.7(a).

1.51. “Cost of Goods Sold” or “COGS” means costs incurred by each Party in the actual Manufacturing of the Collaboration Product, established on a regular, standard basis in accordance with Accounting Standards as consistently applied by each Party, expressed on a per

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

unit basis. The Parties agree that COGS shall be determined pursuant to a full transparency and detailed cost calculation according to the principles of “open book” and agreed upon in advance by both Parties. COGS shall include the following elements:

(i) Costs of [ * ];

(ii) Direct labor cost of production employees [ * ] of the Collaboration Product;

(iii) [ * ];

(iv) The costs of equipment shall be based on [ * ]. Overhead shall be allocated to production proportionate to the usage of the manufacturing facility for actual manufacturing of Product using an appropriate allocation key such as space occupied or headcount. The costs of underutilization or idle capacity are not to be included in the COGS. Overheads shall not include [ * ], by way of example only, [ * ]; and

(iv) Costs of approved third party sub-contract manufacturers. Such costs will include the actual amount paid taking into account the benefit of any price reductions, payment or terms discounts or other reimbursements, such as volume discounts, that may be applicable to such purchases.

1.52. “Cover”, “Covering” or “Covered” means, with respect to a given product in a given country in the Territory, that, in the absence of ownership of or a license granted under a Valid Claim, the manufacture, use, offer for sale, sale or importation of such product in such country would infringe such Valid Claim (or, in the case of a claim that has not yet issued, would infringe such claim if it were to issue without modification).

1.53. “Develop” or “Development” means drug research and development activities, including compound discovery and characterization, test method development and stability testing, assay development and audit development, toxicology, formulation, process development, quality assurance/quality control development, statistical analysis, work on companion diagnostics, nonclinical studies, clinical studies, health technology assessments, packaging development, regulatory affairs, and the preparation, filing, prosecution and maintenance of any regulatory filings or regulatory approvals, including post-approval commitments.

1.54. “Development and Research Plan” has the meaning set forth in Section 3.1(a).

1.55. “Development and Research Program” means the Development activities for Early Research as well as Collaboration Molecules and Collaboration Products under the applicable Development and Research Plan, in each case in accordance with the terms of this Agreement.

1.56. “Development Costs” means all costs incurred by either Party in accordance with the Development and Research Budget after the Effective Date for the Research and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Development of the Collaboration Products pursuant to any Development and Research Plan, or Opt Out Development activities, as the context requires, comprising the sum of [ * ], (b) [ * ] in connection with Development and (c) [ * ] that are deemed to constitute [ * ] under the terms of this Agreement.

1.57. “Development Costs Calculation Report” has the meaning set forth in Section 3.3(f).

1.58. “Development Costs Report” has the meaning set forth in Section 3.3(f).

1.59. “Development Cost Sharing Percentage” has the meaning set forth in Section 3.2.

1.60. “Development Reimbursement Payment” has the meaning set forth in Section 3.3(e).

1.61. “Disclosed Inventions” has the meaning set forth in Section 9.2.

1.62. “Disclosing Party” has the meaning set forth in Section 12.1(a).

1.63. “Discontinuing Party” has the meaning set forth in Section 13.5(c).

1.64. “Dispute Resolution Officers” means [ * ] or his/her designee.

1.65. “DOJ” means United States Department of Justice.

1.66. “Draft Day” has the meaning set forth in Section 3.3(a).

1.67. “Early Research” means Development activities up to initiation of GLP toxicology studies, whether research relating to STING agonists or relating to a particular Collaboration Molecule or potential Collaboration Product.

1.68. “Effective Date” means [ * ].

1.69. “Election Notice” has the meaning set forth in Section 3.3(d).

1.70. “EMA” means the European Medicines Agency or any successor entity thereto.

1.71. “Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

1.72. “European Profit Split Countries” means the Major European Countries, Greece, Switzerland and Russia.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.73. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.74. “Execution Date” has the meaning set forth in the preamble hereto.

1.75. “Executive Officer” means with respect to a Party, any “officer” of such Party as such term is defined in Rule 16a-1 under the Exchange Act.

1.76. “Existing Third Party License” means an agreement entered into by Company with a Third Party (each, an “Existing Third Party Licensor”) prior to the Effective Date, including any amendments thereto as of the Effective Date, pursuant to which such Third Party granted Company a license to Patent Rights or Know-How that are Controlled by Company or its Affiliates as of the Effective Date and that are necessary or useful to research, Develop, Manufacture, Commercialize, market, import, export, sell or offer for sale or otherwise use a Collaboration Product for any purpose in the Field. All Existing Third Party Licenses as of the Execution Date are listed on Exhibit 1(B).

1.77. “FCPA” has the meaning set forth in Section 5.8(a).

1.78. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.79. “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.80. “Field” means oncology in humans, including immuno-oncology and cancer vaccines in humans.

1.81. “First Commercial Sale” means the first sale to a Third Party of an applicable Collaboration Product in a certain country after all Regulatory Approvals reasonably required for sale of and reimbursement for (if available) the Collaboration Product have been obtained in such country; provided that any sales of such applicable Collaboration Product arising from named patient, compassionate use, or other similar programs in the applicable country will not be considered a First Commercial Sale.

1.82. “Fixed Royalty Territory” means all countries throughout the Territory outside of the Profit Share Territories.

1.83. “Force Majeure” has the meaning set forth in Section 16.2.

1.84. “FTE” means a full-time dedicated, non-Executive Officer, non-administrative person year, or in the case of less than a full-time dedicated non-administrative person, a full-time equivalent non-administrative person year, based upon a total of [ * ] hours per year of Development, Manufacturing or Commercialization work undertaken by non-administrative personnel of Company or Novartis or their respective Affiliates, as applicable.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.85. “FTE Costs” for a given period means the product of (a) the total FTEs (proportionately, on a per-FTE basis) dedicated by a Party or its Affiliates in the particular period to the direct performance of the activities allocated to such Party hereunder and (b) the FTE Rate.

1.86. “FTE Rate” means the rate per FTE (which may be prorated on a daily basis as necessary) of [ * ] per annum with respect to activities conducted pursuant to this Agreement. The FTE Rate shall be used only with respect to Development Costs and Trademark Costs and not any other costs, including Commercialization Costs, which shall have different FTE rates intended to approximate actual costs as reasonably agreed by the Parties. The FTE Rate is intended to cover the cost of salaries, benefits, infrastructure costs including informational technology costs, travel, general laboratory or office supplies, postage, insurance, training and all other general expenses and overhead items. The FTE Rate may be increased or reset with the mutual written consent of both Parties.

1.87. “Future Acquirer” means a Third Party to any Change of Control transaction involving a Party.

1.88. “Global Branding Strategy” has the meaning set forth in Section 5.3.

1.89. “Governmental Authority” means any court, agency, department, authority or other instrumentality of any multi-national, national, state, county, city, province or other political subdivision.

1.90. “Gross Profits” means in each Region within the Profit Share Territories (U.S., European Profit Split Countries, Japan), Net Sales in such Region less Cost of Goods Sold in such Region, for sales of Collaboration Product by any Party to Third Parties in such Region. [ * ].

1.91. “[ * ]” means [ * ].

1.92. “IFRS” means International Financial Reporting Standards, consistently applied.

1.93. “IND” means an Investigational New Drug application in the U.S. filed with the FDA or the corresponding application for the investigation of a Collaboration Product in any other country or group of countries, as defined in the Applicable Laws and filed with the Regulatory Authority of a given country or group of countries.

1.94. “Indemnitee” has the meaning set forth in Section 11.3.

1.95. “Indemnitor” has the meaning set forth in Section 11.3.

1.96. “Insolvency Event” means, in relation to either Party, any one of the following: (a) filing by such Party in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets; (b) a Person proposing a written agreement of composition or extension of a Bankrupt Party’s debts; (c) such Party being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (d) such Party proposing or being a party to any dissolution or liquidation of such Party; or (e) such Party making a general assignment for the benefit of creditors.

1.97. “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.3(b)(i).

1.98. “Joint Intellectual Property Committee” or “JIPC” has the meaning set forth in Section 2.3(c)(i).

1.99. “Joint Inventions” has the meaning set forth in Section 9.3.

1.100. “Joint Know-How” has the meaning set forth in Section 9.3.

1.101. “Joint Patents” has the meaning set forth in Section 9.3.

1.102. “Joint Research and Development Committee” or “JRDC” has the meaning set forth in Section 2.3(a)(i).

1.103. “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2(a).

1.104. “Joint Supply Committee” has the meaning set forth in Section 2.3(d).

1.105. “Know-How” means all technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, relevant to the development, manufacture, use or commercialization of and/or which may be useful in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

1.106. “Later Acquired Company Know-How” has the meaning set forth in Section 1.43.

1.107. “Later Acquired Company Patents” has the meaning set forth in Section 1.44.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.108. “Later Acquired Company Technology” means Later Acquired Company Patents and Later Acquired Company Know-How.

1.109. “Later Acquired Novartis Know-How” has the meaning set forth in Section 1.134.

1.110. “Later Acquired Novartis Patents” has the meaning set forth in Section 1.135.

1.111. “Later Acquired Novartis Technology” means Later Acquired Novartis Patents and Later Acquired Novartis Know-How.

1.112. “Lead Commercialization Party” has the meaning set forth in Section 5.2.

1.113. “Lead Regulatory Party” has the meaning set forth in Section 4.2.

1.114. “Losses” has the meaning set forth in Section 11.1.

1.115. “Major European Country” means each of the United Kingdom, France, Germany, Italy and Spain.

1.116. “Manufacture” means, with respect to a Collaboration Molecule or Collaboration Product, to synthesize, express, manufacture, process, formulate, package, label, hold, store, quality control test and release such Collaboration Molecule or Collaboration Product, and “Manufacturing” means those activities that relate to the synthesis, expression, manufacture, processing, formulation, packaging, labeling, holding, storing, quality control testing and release of such Collaboration Molecule or Collaboration Product, including manufacturing process development and scale-up, validation, qualification and audit of clinical and commercial manufacturing facilities, bulk Collaboration Product and fill/finish work and related quality assurance technical support activities.

1.117. “Marketing Authorization Application” means an application for the authorization to market a Collaboration Product in any country or group of countries outside the United States, as defined in Applicable Law and filed with the Regulatory Authority of a given country or group of countries.

1.118. “Marks” has the meaning set forth in Section 9.9(b).

1.119. “Material Receiving Party” has the meaning set forth in Section 3.7(a).

1.120. “Materials” has the meaning set forth in Section 3.7(a).

1.121. “Milestone” has the meaning set forth in Section 8.2.

1.122. “Milestone Payment” has the meaning set forth in Section 8.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.123. “Mutual Consent Matter” means those matters defined as a Mutual Consent Matter in Section 2.5(c)(iii) and any other matter that the Parties expressly mutually agree in this Agreement or otherwise in writing to designate as a “Mutual Consent Matter” under this Agreement. With respect to each Mutual Consent Matter, each Party must expressly provide its consent (including any such consent delivered by electronic transmission) given by a duly authorized representative of such Party.

1.124. “NDA” means, with respect to a Collaboration Product, a New Drug Application or BLA, as applicable, in the United States for authorization to market such Collaboration Product, as defined in Applicable Law and filed with the FDA, or the corresponding application in any other country or group of countries.

1.125. “Net Sales” means the net sales recorded by the Lead Commercialization Party or any of its Affiliates or sublicensees, excluding distributors and wholesalers, for any Collaboration Product sold to Third Parties other than sublicensees as determined in accordance with Accounting Standards as consistently applied, less a deduction of [ * ] for direct expenses related to the sales of the Collaboration Product, distribution and warehousing expenses and uncollectible amounts on previously sold products; provided, that no deductions for such items shall be made under clauses (i) through (viii) below. The deductions booked on an accrual basis by the Lead Commercialization Party and its Affiliates under its Accounting Standards to calculate the recorded net sales from gross sales include the following, in each case, to the extent actually accrued, discounted or credited, as applicable, and without duplication:

(i) customary trade and cash discounts;

(ii) amounts repaid or credited by reasons of defects, rejections or recalls or returns;

(iii) rebates and chargebacks to customers and third parties (including, without limitation, Medicare, Medicaid, Managed Healthcare and similar types of rebates);

(iv) any amounts recorded in gross revenue for goods provided to customers for free;

(v) amounts provided or credited to customers through coupons and other discount programs;

(vi) delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates;

(vii) fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels and providing information) to the extent required under the Lead Commercialization Party’s Accounting Standards;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(viii) pharmaceutical excise taxes (such as those imposed by the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws); and

(viii) other reductions for specifically identifiable amounts deducted for reasons substantially similar to those listed in clauses (i) through (viii) above if required under the Lead Commercialization Party’s Accounting Standards.

With respect to the calculation of Net Sales:

(A) Net Sales only include the value charged or invoiced on the first arm’s-length sale to a Third Party and sales between or among the Lead Commercialization Party and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales) provided, that neither the Lead Commercialization Party nor its Affiliates nor its sublicensees recognize revenue from any Third Party following or in connection with such sales, in which case such Third Party revenue shall be included in Net Sales; and

(B) If a Collaboration Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under the Lead Commercialization Party’s Accounting Standards are met.

1.126. “New Third Party Licenses” has the meaning set forth in Section 8.5(b)(i).

1.127. “Non-Breaching Party” has the meaning set forth in Section 13.2(a).

1.128. [ * ] means [ * ].

1.129. “Nonclinical Studies” means all non-human studies, including preclinical studies and toxicology studies, of Collaboration Products.

1.130. “Novartis” has the meaning set forth in the preamble to this Agreement.

1.131. “Novartis Existing Fixed Royalty Territory Payments” has the meaning set forth in Section 8.5(a).

1.132. “Novartis New Fixed Royalty Territory Payments” has the meaning set forth in Section 8.5(b)(i).

1.133. “Novartis Indemnitees” has the meaning set forth in Section 11.1.

1.134. “Novartis Know-How” means any Existing Novartis Know-How or Later Acquired Novartis Know-How that is reasonably necessary or useful, or that is actually used by either Party or their Affiliates, for the Development, Manufacture, use or Commercialization of Collaboration Molecules or Collaboration Products or to undertake research relating to STING agonists under this Agreement. “Novartis Know-How” shall include (a) such Know-How owned or Controlled by Novartis or any of its Affiliates as of the Effective Date (“Existing

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Novartis Know-How”) and (b) such Know-How that first becomes owned or Controlled by Novartis or any of its Affiliates after the Effective Date that Company elects to designate as “Later Acquired Novartis Know-How”. For the avoidance of doubt, “Novartis Know-How” excludes Joint Inventions, Joint Know-How and Company Know-How.

1.135. “Novartis Patents” means Existing Novartis Patents and the Later Acquired Novartis Patents having claims Covering any Collaboration Molecules or Collaboration Products, or having claims that are reasonably necessary or useful, or that are actually used by a Party or its Affiliates for the Development, Manufacture, use or Commercialization of any Collaboration Molecules or Collaboration Products. “Novartis Patents” shall include (a) such Patent Rights owned or Controlled by Novartis or any of its Affiliates as of the Effective Date, including any Patent Rights identified in Exhibit 1(C) attached hereto, (“Existing Novartis Patents”) and (b) such Patent Rights that first become owned or Controlled by the Novartis or any of its Affiliates after the Effective Date that Novartis elects to designate as “Later Acquired Novartis Patents”. For the avoidance of doubt, “Novartis Patents” exclude Joint Patents and Company Patents.

1.136. “Novartis Product Liability Claim” means any Claim of product liability or damage to person or property or death resulting from the use or consumption of any Collaboration Product in the Fixed Royalty Territory.

1.137. “Novartis Promotion Territory” means with respect to each Collaboration Product, all countries in the Territory other than the U.S., provided, however, the U.S. shall become part of the Novartis Promotion Territory if the U.S. is included in the Fixed Royalty Territory pursuant to an election by Company under Section 3.3(d).

1.138. “Novartis Technology” means the Novartis Patents, Novartis Know-How, and Novartis’ interest in Joint Know-How, Joint Patents and Joint Inventions.

1.139. “Opt Out Development” has the meaning set forth in Section 3.3(e).

1.140. “Out-of-Pocket Costs” means, with respect to activities pursuant to this Agreement, expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) to the extent [ * ], have been recorded in accordance with the Accounting Standards, and for the avoidance of doubt, do not include [ * ].

1.141. “Overall Development and Research Plan” has the meaning set forth in Section 3.1(a).

1.142. “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

1.143. “Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates, PCTs, pediatric exclusivity periods and any foreign equivalents to any of the foregoing.

1.144. “Payee” has the meaning set forth in Section 8.6.

1.145. “Payments” has the meaning set forth in Section 8.6.

1.146. “Payor” has the meaning set forth in Section 8.6.

1.147. “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.148. “Phase I Clinical Study” means a Clinical Study that generally provides for the introduction into humans of a pharmaceutical product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(a), as amended (or its successor regulation) and/or any analogous Applicable Law outside of the United States, as applicable, provided, however, a Phase I Clinical Study does not include any study generally characterized by the FDA as an “exploratory IND study” in CDER’s Guidance for Industry, Investigators, and Reviewers Exploratory IND Studies, January 2006, irrespective of whether or not such study is actually performed in the United States or under an IND.

1.149. “Phase II Clinical Study” means a Clinical Study, the principal purpose of which is to make a preliminary determination as to whether a pharmaceutical product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation) and/or any analogous Applicable Law outside of the United States, as applicable, to permit the design of further Clinical Studies.

1.150. “Phase IIb Clinical Study” means a phase IIb Clinical Study [ * ].

1.151. “Phase III Clinical Study” means a pivotal Clinical Study with a defined dose or a set of defined doses of a pharmaceutical product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation) and/or any analogous Applicable Law outside of the United States, as applicable. For clarity, a Pivotal Study is a Phase III Clinical Study.

1.152. “Phase IV Clinical Study” means a human clinical trial which is conducted on a product after Regulatory Approval of the product has been obtained from an appropriate Regulatory Authority, and includes (a) trials conducted voluntarily for enhancing marketing or scientific knowledge of an approved indication or (b) trials conducted after Regulatory Approval due to request or requirement of a Regulatory Authority or as a condition of a previously granted Regulatory Approval, including studies conducted in response to a pediatric written request or condition of approval studies.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.153. “PhRMA Code” means the PhRMA Code on Interactions with Health Care Professionals.

1.154. “Pivotal Study” means a Phase III Clinical Study of a Collaboration Product or any other Clinical Study of such Collaboration Product which is intended to be sufficient to support Regulatory Approval of such Collaboration Product in a particular country, which may be either a Clinical Study conducted to support Regulatory Approval in one or more countries including such country or that is conducted specifically to support Regulatory Approval in such country.

1.155. “Potential Combination Product” has the meaning set forth in Section 3.3(c).

1.156. “Pricing Approval” means, with respect to any country or jurisdiction where a Governmental Authority authorizes reimbursement, or approves or determines pricing, for pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of non-transitory reimbursement authorization or pricing approval or determination (as the case may be) together with any health technology assessments that may be required by or in such country or jurisdiction. For clarity, an authorization for reimbursement that may come into effect while a Regulatory Authority considers longer term or more permanent reimbursement or pricing shall be considered “non-transitory” if it lasts for greater than twelve (12) months.

1.157. “Product Liability Claim” means any Claim of product liability or damage to person or property or death resulting from the use or consumption of any Collaboration Product in the Territory.

1.158. “Product Liability Share” has the meaning set forth in Section 11.4(a).

1.159. “Profit Share Territories” means, subject to adjustment pursuant to Section 3.3(d), the following three (3) Regions within the Territory: (i) the U.S.; (ii) European Profit Split Countries; and (iii) Japan.

1.160. “Publications” has the meaning set forth in Section 12.4(c).

1.161. “Purposes” has the meaning set forth in Section 3.7(a).

1.162. “Recipient Party” has the meaning set forth in Section 12.1(a).

1.163. “Region” means (i) the U.S.; (ii) European Profit Split Countries; or (iii) Japan, as applicable.

1.164. “Regulatory Approval” means, with respect to a Collaboration Product in any country or jurisdiction, any approval (including Pricing Approvals), registration, license or authorization from a Regulatory Authority or other Governmental Authority in a country or other jurisdiction that is necessary to offer for sale, market and sell such Collaboration Product in such country or jurisdiction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.165. “Regulatory Authority” means, any Governmental Authority responsible for granting Regulatory Approvals for Collaboration Products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

1.166. “Regulatory Filing” means, with respect to the Collaboration Products, any submission to a Regulatory Authority of any appropriate regulatory application, and shall include any submission to a regulatory advisory board, Marketing Authorization Application, and any supplement or amendment thereto. For the avoidance of doubt, “Regulatory Filing” includes any IND, NDA or the corresponding application in any other country or group of countries.

1.167. “Royalty Term” means on a Collaboration Product-by-Collaboration Product and country-by-country basis, the period starting on the Effective Date and ending on the later of (a) twelve (12) years after First Commercial Sale of such Collaboration Product in such country, (b) the date of expiration, lapse, or invalidation of the last Valid Claim (whether such Valid Claim is a Valid Claim under a Company Patent, Novartis Patent or Joint Patent.) Covering such Collaboration Product in such country, and (c) expiration of data exclusivity as conferred by a competent Regulatory Authority for such Collaboration Product in such country.

1.168. “Sales & Profit Share Report” means with respect to a Calendar Quarter, a written report showing each of: (a) the Gross Profits on sales of each Collaboration Product in each country in each Profit Share Territory during such Calendar Quarter and (b) the amounts payable by such Party under Section 8.4, in United States Dollars, which shall have accrued hereunder with respect to such Gross Profits, including the exchange rates used to calculate such amounts.

1.169. “Sales & Royalty Report” means with respect to a Calendar Quarter, a written report showing each of: (a) the Net Sales of each Collaboration Product in each country in the Fixed Royalty Territory during such Calendar Quarter; and (b) the royalties payable by Novartis under Section 8.3, in United States Dollars, which shall have accrued hereunder with respect to such Net Sales in the Fixed Royalty Territory, including the exchange rates used to calculate such royalties.

1.170. “Sales Representatives” means a pharmaceutical sales representative engaged by a Party or its Affiliates to conduct detailing and other sales or promotional efforts with respect to a Collaboration Product.

1.171. “SEC” means the U.S. Securities and Exchange Commission.

1.172. “Second Request” has the meaning set forth in Section 15.4.

1.173. “Selected Molecules” has the meaning set forth in Section 3.3(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.174. “Shared Existing Third Party Payments” has the meaning set forth in Section 8.5(a).

1.175. “Shared Product Liability Claim” means any Claim of product liability or damage to person or property or death resulting from the use or consumption of any Collaboration Product in the Profit Share Territories.

1.176. “STING” has the meaning set forth in Section 1.27.

1.177. “Subcommittee” has the meaning set forth in Section 2.3.

1.178. “Sunshine Act” has the meaning set forth in Section 5.8(a).

1.179. “Term” has the meaning set forth in Section 13.1.

1.180. “Territory” means all countries of the world.

1.181. “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.182. “Trademark Costs” mean the FTE costs and Out-of-Pocket Costs including filing and maintenance expenses, in each case incurred in connection with the establishment and maintenance of rights under trademarks applicable to Collaboration Products in the Territory, including costs of Territory trademark filing and registration fees, actions to enforce or maintain a Territory trademark and other Territory trademark proceedings.

1.183. “Transfer Record” has the meaning set forth in Section 3.7(a).

1.184. “Transferring Party” has the meaning set forth in Section 3.7(a).

1.185. “UK Bribery Act” has the meaning set forth in Section 5.8(a).

1.186. “U.S.” or “US” means the United States of America and its territories and possessions.

1.187. “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.188. “Valid Claim” means, with respect to a particular country in the Territory, (a) a claim of an issued and unexpired patent in such country Covering the applicable product in each case that has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, and (b) a claim of a patent application in such country Covering the applicable product, in each case that has been pending less than [ * ] from the earliest date on which such patent application claims priority and which claim was filed and is being prosecuted in good faith and has not been cancelled, withdrawn or abandoned or finally rejected by an

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

administrative agency action from which no appeal can be taken. Where the product referred to in this definition is a Collaboration Product, the term “patent” in clause (a) of this definition shall mean a Company Patent, Novartis Patent or Joint Patent and the phrase “a claim of a patent application” in clause (b) of this definition shall mean a claim of a patent application included in a Company Patent, Novartis Patent or Joint Patent.

Article 2

Collaboration; Governance

2.1 Collaboration Overview. The Parties desire and intend to collaborate with respect to the Development and Commercialization of Collaboration Products in the Field in the Territory, as and to the extent set forth in this Agreement (the “Collaboration”). In connection with its participation in the Collaboration, each Party shall endeavor in good faith to maximize the economic value of the Collaboration Products to the Parties.

2.2 Joint Steering Committee.

(a) Establishment. Within [ * ] days after the Effective Date, the Parties shall establish for the Term a joint steering committee (“Joint Steering Committee” or “JSC”) that will have the responsibility for the overall coordination and oversight of the Parties’ activities under the Collaboration and this Agreement. Each Party shall have the right to appoint three (3) representatives to the JSC. As soon as practicable following the Effective Date (but in no event more than [ * ] days following the Effective Date), each Party shall have the right to designate its initial representatives to the JSC. Each Party shall be free to change its JSC representatives on notice to the other Party or to send a substitute representative to any JSC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JSC, its representatives on the JSC have the appropriate expertise and seniority (including at least one (1) member of senior management) for the then-current stage of Development and Commercialization of the Collaboration Products and have sufficient authority to act on behalf of such Party with respect to matters within the purview of the JSC. Each Party’s JSC representatives and any substitute for a JSC representative shall be bound by the obligations of confidentiality set forth in Article 12.

(b) Specific Responsibilities of the JSC. In addition to its overall responsibility for monitoring and providing general oversight with respect to the Parties’ activities under the Collaboration, the JSC shall in particular have the following responsibilities:

(i) periodic review of the overall goals, strategy and progress of each Development and Research Program and adjusting such goals and strategy of each Development and Research Program as needed;

(ii) with respect to each Collaboration Product, reviewing and approving the Development and Research Plan and making any revisions, updates or amendments to the Development and Research Plan, the Annual Development and Research Plan Budget for such Collaboration Product;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) reviewing and approving the Commercialization Plan and its related budget in the Profit Share Territories;

(iv) with respect to each Collaboration Product, reviewing and approving any new Development for such Collaboration Product;

(v) periodic review of the overall goals, strategy and progress of the Commercialization of the Collaboration Products;

(vi) reviewing and approving the Global Branding Strategy for each Collaboration Product prepared by the JCC;

(vii) reviewing and approving New Third Party Licenses pursuant to Section 8.5(b);

(viii) coordinating the reporting of actual financial results for the Collaboration Products so as to ensure that each Party can timely comply with all of its reporting obligations;

(ix) resolution of matters presented to it by, and disputes raised to it by the Joint Research and Development Committee, the Joint Commercialization Committee, the Joint Intellectual Property Committee, the Joint Supply Committee or any other Subcommittee, in each case, that is within the scope of responsibilities delegated to the respective Subcommittee by the JSC under this Agreement and subject to final decision-making authority set forth in Section 2.5; and

(x) performing such other functions as appropriate, and directing each Subcommittee to perform such other functions as appropriate, to further the purposes of this Agreement and the Collaboration, in each case as mutually agreed in writing by the Parties.

2.3 Subcommittees. The JSC may establish and disband such subcommittees as deemed necessary by the JSC to perform activities and functions delegated to the JSC hereunder (each a “Subcommittee”). Each such Subcommittee shall consist of the same number of representatives designated by each Party, which number, if not provided for in this Agreement, shall be mutually agreed by the Parties. Each Party shall be free to change its Subcommittee representatives on notice to the other Party or to send a substitute representative to any Subcommittee meeting; provided, however, that each Party shall ensure that at all times during the existence of any Subcommittee, its representatives on such Subcommittee have the appropriate expertise and seniority for the then-current stage of Development and Commercialization of the applicable Collaboration Product(s) and have sufficient authority to act on behalf of such Party with respect to matters within the purview of the relevant Subcommittee. Each Party’s Subcommittee representatives and any substitute for such representatives shall be bound by the obligations of confidentiality set forth in Article 12. The initial Subcommittees of the JSC will be the Joint Research and Development Committee and the Joint Intellectual Property Committee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(a) Joint Research and Development Committee.

(i) Establishment. Within [ * ] days after the establishment of the JSC, the JSC shall establish a single joint research and development committee (each a “Joint Research and Development Committee” or “JRDC”) that shall be responsible for the overall coordination and oversight of Early Research as well as each Development and Research Program. Each Party shall be entitled to appoint two (2) representatives to the JRDC. As soon as practicable following the Effective Date (but in no event more than [ * ] days following the Effective Date), each Party shall designate its initial representatives to the JRDC.

(ii) Specific Responsibilities of the JRDC. With respect to the applicable Development and Research program, the JRDC shall have the following responsibilities subject to oversight of the JSC and in accordance with Section 2.5:

(A) discussing, preparing and recommending to the JSC for review and approval the Development and Research Plan and any revisions, updates or amendments to the Development and Research Plan and the Annual Development and Research Plan Budget for such Development and Research Program;

(B) discussing, preparing and recommending to the JSC for review and approval any new Development;

(C) overseeing, coordinating and implementing such Development and Research Program;

(D) providing a forum for the Parties to discuss such Development and Research Program;

(E) providing a forum for the Parties to discuss the appropriate allocation of costs and expenses under this Agreement for such Development and Research Program;

(F) reporting to the JSC on financial matters;

(G) monitoring the spending of the Parties under each Development and Research Plan; and

(H) performing such other functions as may be appropriate to further the purposes of the Collaboration and this Agreement, in each case with respect to such Development and Research Program, as mutually agreed in writing by the Parties and directed by the JSC.

(b) Joint Commercialization Committee.

(i) Establishment. At the appropriate time to be decided by the JSC, the JSC shall establish a joint commercialization committee (the “Joint

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Commercialization Committee” or “JCC”) that shall be responsible for overseeing, reviewing and coordinating the

Commercialization of the Collaboration Products in the Territory. Each Party shall have the right to appoint two (2) representatives to the JCC. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the JCC shall have no decision-making responsibility with respect to Commercialization of Collaboration Products.

(ii) Specific Responsibilities of the JCC. The JCC shall have the following responsibilities subject to oversight of the JSC and in accordance with Section 2.5:

(A) reviewing and commenting on each Commercialization Plan submitted to the JCC in accordance with Section 5.2(c), including the budget contained therein;

(B) preparing and recommending to the JSC for review and approval of the Commercialization Plan and related budget for the Profit Share Territories;

(C) setting FTE rates for Commercialization activities undertaken by non-administrative personnel of Company or Novartis or their respective Affiliates;

(D) providing a forum for the Parties to discuss the Commercialization of Collaboration Products; and

(E) performing such other functions as may be appropriate to further the purposes of the Collaboration and this Agreement, in each case with respect to the Commercialization of the Collaboration Products, as mutually agreed in writing by the Parties and directed by the JSC.

(c) Joint Intellectual Property Committee.

(i) Establishment. Within [ * ] days after the establishment of the JSC, the JSC shall establish a joint intellectual property committee (the “Joint Intellectual Property Committee” or “JIPC”) that shall be responsible for overseeing, reviewing and coordinating matters related to Company Technology and Novartis Technology pursuant to Article 9. Each Party shall have the right to appoint two (2) representatives to the JIPC, each of which shall have appropriate experience and expertise with intellectual property matters relating to pharmaceutical products and technologies.

(ii) Specific Responsibilities of the JIPC. The JIPC shall have the following responsibilities subject to oversight of the JSC and in accordance with Section 2.5:

(A) with respect to Joint Inventions, on an application by-application basis, determining what claims will be prosecuted and what claims or applications will be abandoned;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(B) conducting periodic portfolio reviews to propose strategies to maximize the strength of the patent portfolio and cost effectiveness of the preparation, filing, prosecution and maintenance of Company Patents and Novartis Patents, as they relate to the Development, Manufacture or Commercialization of Collaboration Products;

(C) coordinating decision-making between the Parties on matters of mutual concern as set forth in Article 9; and

(D) performing such other functions as may be appropriate to further the purposes of the Collaboration and this Agreement, in each case with respect to the intellectual property matters arising hereunder, as mutually agreed in writing by the Parties and directed by the JSC.

(d) Joint Supply Committee. Prior to initiation of a Phase II Clinical Study for the first Collaboration Product, the JSC shall establish a joint supply committee (the “Joint Supply Committee”) that shall be responsible for overseeing, reviewing and coordinating the Manufacture and supply of the Collaboration Products in [ * ] in a manner to be consistent with, and as further provided in, a commercial supply agreement entered into pursuant to Section 6.3.

2.4 Administration of Committees.

(a) Chairperson.

(i) Each of the JSC and the Subcommittees shall have one (1) chairperson, with Company and Novartis alternating the right to appoint such chairperson to the JSC or such Subcommittee, as applicable, on an annual basis, with Company having the initial right to such chairperson appointments.

(ii) The chairperson shall not have any greater authority than any other representative on the JSC or such Subcommittee, as applicable. The chairperson shall have the right to call a meeting of the JSC or respective Subcommittee, as applicable, and shall have the following responsibilities: (A) preparing and issuing minutes of each such meeting within [ * ] days thereafter; (B) ensuring that any decision-making delegated to the JSC or such Subcommittee, as applicable, is carried out in accordance with Section 2.5; and (C) preparing and circulating an agenda for any upcoming meeting of the JSC or respective Subcommittee, as applicable.

(b) Meetings. The JSC and each Subcommittee shall each hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as the JSC or applicable Subcommittee chairperson elects to do so. Meetings of the JSC and the Subcommittees, respectively, shall be effective only if at least two (2) representatives of each Party are present. The JSC and its Subcommittees may meet either (i) in person at such varied locations as the JSC or applicable Subcommittee mutually agree or (ii) by audio or video teleconference; provided that no less than two (2) meetings of the JSC during each Calendar Year shall be conducted in person. Other representatives of each Party involved with the Collaboration Products may attend JSC and Subcommittee meetings as non-voting participants,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

provided that such representatives are subject to the confidentiality provisions set forth in Article 12. Additional meetings of the JSC and its Subcommittees may also be held with the consent of each Party, or as required under this Agreement. The meetings of two (2) or more Subcommittees may be combined in the same session, provided that the required members of such Subcommittees, as provided in this Section 2.4(b), are in attendance. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

(c) Appointment as a Right. The appointment of members of the JSC and any Subcommittee of the JSC is a right of each Party and not an obligation and shall not be a “deliverable” as referenced in any existing authoritative accounting literature. Each Party shall be free to determine not to appoint members to the JSC or any Subcommittee of the JSC. The failure of a Party to appoint members of the JSC or any Subcommittee thereof shall not constitute a breach of this Agreement, and unless and until such members are appointed, the Party that has made the requisite appointments may unilaterally discharge the roles of the JSC or any Subcommittee thereof for which members were not appointed; provided that neither Party shall unilaterally discharge the roles of the JSC or any Subcommittee thereof as permitted under this Section 2.4(c) unless the other Party has not appointed any members within [ * ] days after the first Party has completed its appointment of its members.

2.5 Decision-Making.

(a) Within JSC and Subcommittees. Actions to be taken by the JSC and each of the Subcommittees shall be taken only following a unanimous vote, with the representatives of each Party collectively having one (1) vote. If any Subcommittee fails to reach unanimous agreement on a matter before it for a period in excess of [ * ], the matter shall be referred to the JSC for resolution.

(b) Referral to Dispute Resolution Officers. If the JSC cannot resolve a matter specifically delegated to it or a dispute referred to it by a Subcommittee on a matter specifically delegated to such Subcommittee within [ * ] after it begins discussing any such delegated matter or the applicable Subcommittee’s referral of such dispute, as applicable, then the JSC shall escalate such matter or dispute to the Dispute Resolution Officers for resolution. Such Dispute Resolution Officers shall use good faith efforts to resolve promptly such matter or dispute, which good faith efforts shall include at least one (1) in-person meeting between such Dispute Resolution Officers if such matter or dispute has not been resolved within [ * ] after the JSC’s submission of such matter or dispute to such Dispute Resolution Officers. If the Dispute Resolution Officers are unable to mutually agree on the resolution of such matter or dispute within [ * ] after the JSC’s submission of such matter or dispute to them (including during the in-person meeting described in the immediately preceding sentence), then the matter shall be resolved in accordance with Section 2.5(c).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Final Decision-Making Authority. If the Dispute Resolution Officers are unable to mutually agree within [ * ] on the resolution of a matter submitted to them pursuant to Section 2.5(b), then Company and Novartis shall have final decision-making authority on disputes related to the matters respectively set forth below:

(i) [ * ] shall have final decision-making authority on disputes as to:

(A) [ * ]; and

(B) [ * ].

(ii) [ * ] shall have final decision-making authority on disputes as to all matters relating to [ * ].

(A) Notwithstanding anything to the contrary herein, [ * ]

Each Party may seek any right or remedy available to it with respect to any matter not finally resolved pursuant to the foregoing.

2.6 Alliance Managers.

(a) Appointment. Within [ * ] days following the Effective Date each Party will appoint (and notify the other Party of the identity of) a senior representative of such Party having a general understanding of pharmaceutical Development and Commercialization issues to act as its alliance manager under this Agreement (each an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by written notice to the other Party.

(b) Specific Responsibilities. The Alliance Managers will serve as the primary contact point between the Parties for the Collaboration for the purpose of providing each Party with information on the progress of Development and Commercialization of each Collaboration Product and shall have the following responsibilities:

(i) facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties;

(ii) coordinating the various functional representatives of each Party, as appropriate, in developing and executing strategies and plans for the applicable Collaboration Product;

(iii) providing a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues;

(iv) assisting the integration of teams across functional areas;

(v) assisting Subcommittees in identifying and raising cross-Party and/or cross-functional disputes in a timely manner; and

(vi) performing such other functions as directed by the JSC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.7 General Authority; Conduct of Parties. Each of the JSC, the Subcommittees and the Alliance Managers shall have solely the powers expressly assigned to them in this Article 2 and elsewhere in this Agreement. Neither the JSC nor any Subcommittee or Alliance Manager shall have any power to amend, modify, or waive compliance with this Agreement. In conducting themselves on the JSC and the Subcommittees, and as Alliance Managers, and in exercising their rights under this Article 2, all representatives of both Parties shall consider diligently, reasonably and in good faith all input received from the other Party, and shall use reasonable efforts to reach unanimity, where required, on all matters before them.

2.8 Operational Separation. If an “operational separation” is elected pursuant to Section 14.1 under the circumstances provided for therein, the responsibilities of the JSC and the JRDC with respect to a Collaboration Molecule or Collaboration Product shall be limited to activities [ * ] with respect to such Collaboration Molecule or Collaboration Product; provided, however, that the JSC and the JRDC will still have responsibility for approving the Annual Development and Research Plan Budget. For the avoidance of doubt, an “operational separation” shall be with respect to the Collaboration as a whole, and not on a Collaboration Product-by-Collaboration Product or a Collaboration Molecule-by-Collaboration Molecule basis. Notwithstanding any “operational separation,” each Party may continue to perform Nonclinical Studies and other preclinical research with respect to any Collaboration Molecule or Collaboration Product but without coordination through the JSC or the JRDC.

Article 3

Development

3.1 Joint Development.

(a) General. The Parties intend and agree to collaborate with one another with respect to the Development of Collaboration Products in the Field as provided in this Article 3 under the direction of the JRDC and pursuant to the respective Development and Research Program throughout the Territory. In conducting Development activities as provided hereunder, including in prosecuting Regulatory Approvals, each Party shall endeavor in good faith to maximize the economic value of the Collaboration Products to the Parties. The Parties’ respective responsibilities with respect to each Collaboration Product and to Early Research will be set forth in a detailed written development and research plan that is agreed to by the Parties (each, a “Development and Research Plan”). Further, within [ * ] days following the Effective Date the Parties shall develop and mutually agree upon an overarching plan for the research and Development activities they contemplated to undertaken under the Agreement, including the discovery, research and Development of Collaboration Products as well as research involving Company Technology in the Field during at least the [ * ] year period following the Effective Date (“Overall Development and Research Plan”). During the Term so long as the Fixed Royalty Territory does not encompass the entire Territory: (i) the Parties shall periodically update, extend and renew such Overall Development and Research Plan during the Term; (ii) consistent with the Overall Development and Research Plan and Section 3.1(d), the applicable Party(ies) shall provide to the JRDC (for review by the JRDC and approval by the JSC in accordance with Article 2) a Development and Research Plan for each Collaboration Product;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) the Development and Research Plan for each Collaboration Product shall be updated from time to time, upon review by the JRDC and approval by the JSC in accordance with Article 2; (iv) each Development and Research Plan and any updates thereto shall (A) reflect the application of Commercially Reasonable Efforts to Develop the applicable Collaboration Product, (B) specify in reasonable detail all material Development activities to (1) generate the preclinical, clinical, CMC, regulatory and other information required for filing Regulatory Approval applications for such Collaboration Product and (2) achieve Regulatory Approval for such Collaboration Product in the Territory and (C) include those obligations assigned to each Party with respect to the performance of the Development activities contemplated by such Development and Research Plan; provided, however, that neither the Development and Research Plan nor the Overall Development and Research Plan shall assign any obligations to a Party without the prior written consent of such Party, and such prior written consent (or lack thereof) may not be overruled by any final decision-making authority of a Party herein; and (v) in the event of any inconsistency between any Development and Research Plan and this Agreement, the terms of this Agreement shall prevail. If the Development and Research Plan for a Collaboration Product contemplates that the Collaboration Product is to be Developed in multiple indications, then the Parties will agree in good faith which Party will be responsible for the day-to-day decision-making for each such indication, subject to the final decision-making authority of the Parties set forth in Section 2.5(c). In the event [ * ], then [ * ].

(b) JSC to Approve Annual Development and Research Plan Budgets. The JRDC shall be responsible for preparing and submitting to the JSC for approval by the JSC a detailed budget relating to the activities set forth in the applicable Development and Research Plan for each Calendar Year (broken down by Calendar Quarters) covered by the applicable Development and Research Plan (as such budget may be amended from time to time, an “Annual Development and Research Plan Budget”). Each Party shall use Commercially Reasonable Efforts to manage the Development activities allocated to such Party in the applicable Development and Research Plan such that the Development Costs associated with such Development activities do not exceed the applicable budgeted amounts for such activities in the applicable Annual Development and Research Plan Budget.

(c) Amendments to Development and Research Plans and Annual Development and Research Plan Budgets. From time to time as the JRDC shall deem appropriate, the JRDC shall prepare amendments to the then-current Development and Research Plan for the applicable Collaboration Product for approval by JSC. Each such amended Development and Research Plan shall reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the then-current Development and Research Plan for such Collaboration Product. In addition, the JRDC shall prepare annual updates to the Annual Development and Research Plan Budget for such Collaboration Product (without necessarily having to amend the corresponding Development and Research Plan) no later than September 1st of each Calendar Year in order to reflect changes in such budget for the following Calendar Year and recommend such amendment for approval by the JSC. Each such amended Annual Development and Research Plan Budget shall specify with reasonable detail the budget for the items described in the applicable Development and Research Plan. Once approved by the JSC, each amended Development and Research Plan and/or Annual

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Development and Research Plan Budget shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify). Any JSC-approved amended Development and Research Plan and/or Annual Development and Research Plan Budget shall supersede the previous Development and Research Plan and/or Annual Development and Research Plan Budget for the applicable period.

(d) Development Proposals. If either Party desires to undertake Development in the Territory for a Collaboration Product and/or research involving Company Technology in the Field, then such Party, as applicable, may propose such Development activities by submitting to the other Party and the JRDC a written summary of, and proposed protocol for, such Development activities. The JRDC shall consider in good faith, take into account and implement where possible the reasonable comments made by the other Party with respect to such Development activities and the Parties, through the decision-making processes (including final decision-making) set forth in Article 2, and shall decide whether and how to undertake such Development activities. To the extent any such, or other alternative, Development activities are duly approved to be undertaken, then the JRDC shall prepare amendments to the applicable Development and Research Plan and Annual Development and Research Plan Budget for approval by the JSC. Upon JSC approval, each Party shall undertake such approved Development. The Parties shall report on the progress of such Development at each meeting of the JRDC.

3.2 Responsibility for Development Costs. Subject to adjustment pursuant to Section 3.3(d), the Parties shall share any and all Development Costs throughout the Territory with Novartis being responsible for sixty-two percent (62%) of all Development Costs and Company being responsible for thirty-eight percent (38%) of all Development Costs for each Collaboration Molecule, each Collaboration Product and all Early Research (collectively, such percentages for sharing Development Costs, the “Development Cost Sharing Percentages”). The calculation of the Development Cost Sharing Percentages is set forth in Exhibit 3.3(d).

3.3 Collaboration Product and Company Elections.

(a) Collaboration Product Election. Promptly following [ * ], the Parties shall schedule a special meeting of the JRDC (the date of such meeting, “Draft Day”). During the JRDC meeting on Draft Day, the Parties shall collaboratively select and designate an additional [ * ] Collaboration Molecules to be retained as candidates to become Collaboration Products under this Agreement, with respect to which neither Party nor any of their Affiliates shall undertake any activities outside of the Field. Following the designation of such Collaboration Molecule to be retained as candidates to become Collaboration Products under this Agreement, during the JRDC meeting on Draft Day the Parties shall alternate turns in selecting other Collaboration Molecules for their own Development outside the Field, with each Party selecting one such Collaboration Molecule and then allowing the other Party to select one such Collaboration Molecule, alternating turns until each Party has selected a total of up to [ * ] such Collaboration Molecules for their respective Development outside the Field (i.e., a total of [ * ] such Collaboration Molecules for Development outside the Field by the Parties); provided, however, that (i) Novartis may not select a Collaboration Molecule that falls within or is covered

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

by Company Patents or Company Know-How and (ii) Company may not select a Collaboration Molecule that falls within or is covered by the Novartis Patents or Novartis Know-How. In such selection of Collaboration Molecules, Company shall go first in beginning the alternating rounds of selection, and in the event a Party declines to choose or is unable to choose any additional Collaboration Molecules before it has selected [ * ] Collaboration Molecules, then the other Party may continue to select up [ * ] Collaboration Molecules. From and after Draft Day, each Party and its Affiliates shall be permitted to Develop and Commercialize the [ * ] (or such lesser number as selected by such Party) such Collaboration Molecules it selected for its Development outside the Field, and may do so without further obligation or reporting to the other Party. The Collaboration Molecules selected for Development outside the Field by the Parties shall collectively be referred to as the “Selected Molecules” hereunder and the Selected Molecules shall no longer be considered “Collaboration Molecules” for all purposes hereunder. For the avoidance of doubt, nothing in this Section 3.3(a) shall prevent either Party from [ * ].

(b) Antagonists. It is acknowledged that Company has a pre-existing STING Antagonist development program. Neither Party is granting hereunder rights to any STING antagonists, including as part of the Patent Rights or Know-How licensed by a Party hereunder. Nevertheless, (i) the Parties may Develop STING antagonists in the course of activities under this Agreement, which STING antagonists shall be part of the Collaboration, provided that they are not Covered by a Party’s Patent Rights or included within a Party’s Know-How, in each case, that is not part of the Collaboration and (ii) either Party may choose, in its sole discretion, to grant to the Collaboration rights to Develop, Commercialize and otherwise exploit a STING antagonist under this Agreement on terms to be agreed in good faith by the Parties. For clarity, a Party shall be free to Develop, Commercialize and otherwise exploit on its own or with Third Parties with any means and for any purpose, without any obligation or reporting to the other Party, any antagonist that is not part of the Collaboration.

(c) Combination Regimens. In the event the JRDC expresses an interest in Developing a product owned or controlled by a Party (the “Combination Lead Party” and such product, the “Potential Combination Product”) identified by either Party for labeling in combination with a Collaboration Product (a “Combination Regimen”) and the Combination Lead Party agrees to Develop the Combination Regimen as part of the Collaboration: [ * ]. Each Party shall periodically review its other product assets for product opportunities that may be appropriate for use in combination with a Collaboration Product, as would be reflected in a targeted labelled indication.

(d) Company Election. On a Collaboration Product-by-Collaboration Product basis, with respect to any individual Region, any combination of two (2) Regions or all three (3) of the Regions, of the Profit Share Territory, Company may make a one-time election to either: (1) reduce by fifty percent (50%) Company’s Development Cost Sharing Percentage for all Development activities (other than Early Research) and its Commercial Sharing Percentage for a Collaboration Product (e.g., a reduction to 25% for U.S. or 22.5% in Profit Share Territory outside the U.S.), or (2) reduce to zero Company’s Development Cost Sharing Percentage for all Development activities (other than Early Research) and its Commercial Sharing Percentage for a Collaboration Product (the “Amended Cost Sharing Percentages”). In order to permit

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Company to exercise such election, the JSC shall deliver to Company a written notice that sets forth the anticipated commencement date (the “Commencement Date”) of [ * ] at least [ * ] prior to the Commencement Date (the “Election Notice”). Company may elect to reduce or eliminate its sharing of Development Costs as contemplated by this Section 3.3(d) by delivering to the JSC written notice of such election prior to the date that is the later of [ * ] months after delivery of the Election Notice or [ * ] year prior to the Commencement Date. If Company makes any such election with respect to one or more such Regions and Collaboration Product:

(i) the Parties shall promptly re-calculate and adjust the Development Cost Sharing Percentages applicable to Development Costs for Development activities (other than Early Research) for such Collaboration Product in accordance with Exhibit 3.3(d) taking into consideration such election, which Amended Cost Sharing Percentages shall apply with respect to all past and any future Development Costs for such Collaboration Product from and after January 1st of the first calendar year following such election (but shall not apply to any other Collaboration Product, which shall remain unaffected by such election);

(ii) from and after [ * ] following such election Company shall be credited with the difference of Development Cost sharing amount due to the change in the Development Cost Sharing Percentages (e.g., if the total development cost shared for such Collaboration Product is US$100 Million, and Company has paid US$38 Million since the Effective Date for such Collaboration Product based on its Development Cost Sharing Percentage of 38%, and if the applicable Amended Cost Sharing Percentage is 19%, then the credit would be US$19 Million or US$100 Million * (38%—19%)), and (A) if there remains any Region(s) within the Profit Share Territory for such Collaboration Product, such credit shall be applied to future payments due for Development Costs to be shared in such Region(s), but (B) if there are no remaining Regions within the Profit Share Territory for such Collaboration Product (i.e., the Fixed Royalty Territory for such Collaboration Product is now worldwide), then the amount of such credit shall instead be paid to Company by Novartis (and fully satisfied through such payment) due and payable [ * ];

(iii) from and after [ * ] following such election and continuing throughout the remainder of the Term, the Commercial Sharing Percentage shall be adjusted by reducing it by half or to zero in the specific Region, as applicable, for such Collaboration Product (provided any such reduction or elimination shall not apply to any other Collaboration Product, which shall remain unaffected by such election);

(iv) if Company makes an election to reduce to zero Company’s Development Cost Sharing Percentage and Commercial Sharing Percentage for a Collaboration Product with respect to one or more such Regions, then immediately from and after such election and continuing throughout the remainder of the Term, the definition of the Profit Share Territory shall be and hereby is amended to eliminate such Region(s) entirely, as applicable, from such definition, and such Region(s) shall be included in the Fixed Royalty Territory, in each case only as applicable for such Collaboration Product (but shall not apply to any other Collaboration Product, which shall remain unaffected by such election);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(v) if Company has made such election with respect to a Collaboration Product included in a Combination Regimen, then the reductions described in this Section 3.3(d) shall be made in addition to any reductions described in Section 3.3(c) in respect of such Collaboration Product; and

(vi) if Company makes an election to reduce to zero its Development Cost Sharing Percentage and its Commercial Sharing Percentage for a Collaboration Product with respect to the U.S. Region, then immediately from and after such election and continuing throughout the remainder of the Term certain other rights and obligations of the Parties set forth under this Agreement shall be effected by such election, including as set forth in Sections 2.5(c)(ii), 2.5(c)(iii)(D), 3.1, 3.2, 3.3(e), 3.3(f), 4.2, 5.2, 5.4(b), 6.3 and 13.5(b)(ii).

(e) Opt Out Options for New Indications and Expanded Labels. During the Term so long as the Fixed Royalty Territory does not encompass the entire Territory: (i) on a Collaboration Product-by-Collaboration Product basis, either Party may at any time prior to the date that is [ * ], elect to cease its participation in Development and the payment of its share for Development for one or more new indications or an expanded label for an existing Collaboration Product, except to the extent that such Party becomes obligated to pay Development Reimbursement Payments upon commencement of the applicable Pivotal Study for the Development for such Collaboration Product that has been subject to such a cessation of sharing (“Opt Out Development”), as contemplated by Section 3.3(e); (ii) notwithstanding the foregoing, the Party(ies) that had been allocated responsibility for Development activities with respect to such Opt Out Development shall continue to undertake and complete such Development activities unless the sole remaining paying Party elects to cease all activities for such Opt Out Development (in which case the Parties shall both promptly but appropriately unwind and cease all such Opt Out Development and the JRDC and the JSC shall accordingly amend the applicable Development and Research Plan and applicable Annual Development and Research Plan Budget); (iii) with respect to Opt Out Development that continues to be undertaken by the Party(ies), the Party(ies) shall report on the progress of such Opt Out Development activities at each meeting of the JRDC; and (iv) subject to the immediately following sentence, upon commencement of an applicable Pivotal Study for the applicable Collaboration Product for new indications or an expanded label for an existing Collaboration Product in the Profit Share Territory, then the Party that elected not to pay its share of the costs for such Opt Out Development activities shall [ * ] and pay the other Party pursuant to Section 8.6, an amount equal to [ * ] (such amount, the “Development Reimbursement Payment”). For clarity, [ * ].

(f) Calculation and Payment of Development Costs. During the Term so long as the Fixed Royalty Territory does not encompass the entire Territory: (i) with respect to each Collaboration Product, each Party will keep accurate records of its Development Costs, including appropriately allocating such Development Costs for Development activities for Early Research or to other Development activities to the Fixed Royalty Territory or Profit Share Territory, as applicable (pursuant to Section 3.2); (ii) beginning with the first Calendar Quarter after the Effective Date, each Party shall report to the other Party within [ * ] after the end of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such Calendar Quarter, a report of its Development Costs and Development activities incurred in such Calendar Quarter (each such final report, a “Development Costs Report”); (iii) each Development Costs Report shall include a progress report of actual versus budgeted Development Costs allocated to and incurred by the applicable Party during the applicable Calendar Quarter and a forecast of any remaining budgeted Development Costs expected to be incurred in the remaining Calendar Quarters of the respective Calendar Year; (iv) promptly following the exchange of the Development Costs Reports, but no later than [ * ] after the end of the relevant Calendar Quarter, the Parties shall reconcile the amounts due and determine the amount a Party will need to pay to the other Party to result in the sharing of the Development Costs in the proportions described in Section 3.2 (the “Development Costs Calculation Report”); (v) the Party who is owed such amount as set forth in the Development Costs Calculation Report shall be paid pursuant to Section 8.6; (vi) following the Effective Date, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner; and (vii) in addition, at the request of either Party, the other Party shall provide any supporting documentation of the Development Costs incurred by it as reported in a Development Costs Report.

3.4 Diligence; Standards of Conduct. Each Party shall use Commercially Reasonable Efforts to perform its obligations with respect to the Development of the Collaboration Products (including regulatory matters) set forth in the applicable Development and Research Plan. Each Party shall conduct such activities (including regulatory matters) in a good scientific manner and in compliance with Applicable Law. Each Party agrees that each Clinical Study and each Nonclinical Study with respect to a Collaboration Product that is required to be posted pursuant to Applicable Law or applicable industry codes, including the PhRMA Code or the equivalent industry code of practice, on clinicaltrials.gov or any other similar registry shall be so posted. Unless otherwise agreed upon by the Parties (and as permitted by Applicable Law or applicable industry codes), Novartis shall be responsible for such posting for the Collaboration Products. In the course of the Development of any of the Collaboration Products, neither Party shall use any employee, agent or independent contractor who has been debarred or excluded from participation in government healthcare programs by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment or exclusion proceedings by a Regulatory Authority or has been convicted pursuant to § 306 of the FD&C Act.

3.5 Development Records and Reports; Inspections.

(a) Each Party shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under each Development and Research Program and all Know-How resulting from such work. Such records shall fully and properly reflect all work done, data generated and results achieved in the performance of each Development and Research Program in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party shall have the right to receive copies of such records maintained by the other Party, including in electronic format if maintained in such format, at reasonable times to the extent reasonably necessary to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

perform such Party’s obligations or exercise its rights under this Agreement, and to obtain access to originals to the extent needed for patent or regulatory purposes. In addition, each Party shall make available to the other Party such other information about its Development and Research Program activities (including Development activities prior to the Effective Date) as may be reasonably requested by the other Party from time to time for purposes of performing its obligations or exercising its rights under this Agreement.

(b) Each Party shall ensure that the other Party’s authorized representatives may, during regular business hours and no more than once per Calendar Year, (i) examine and inspect such Party’s and its Affiliates’ and their respective subcontractors’ facilities used by it in the performance of Development activities pursuant to the applicable Development and Research Plan, and (ii) subject to Applicable Law, inspect all data, documentation and work products relating to the activities performed by it, its Affiliates and/or their respective subcontractors, in each case generated pursuant to a Development and Research Plan, provided that in the event that a Party does not have the right to permit the other Party to directly conduct inspections of its subcontractors under subsections (i) and (ii) above, such Party shall use reasonable efforts to obtain such rights and if such Party is unable to obtain such rights, such Party agrees, upon the other Party’s request, to conduct such inspections on the other Party’s behalf. This right to inspect facilities, data, documentation, and work products relating to the Collaboration Products may be exercised at any time upon [ * ] days advance written notice. Each Party shall be responsible for all costs incurred by it with regard to any inspections conducted pursuant to this Section 3.5(b), which costs shall not be considered Development Costs.

3.6 Development Subcontractors. Either Party may subcontract its Development activities hereunder to one or more Third Parties, provided that (a) the subcontracting Party remains responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself, including performing the applicable Development activities in accordance with the requirements, timelines and budget set forth in the applicable Development and Research Plan and (b) the subcontractor undertakes in writing to comply with the obligations set forth in Section 9.8.

3.7 Material Transfer.

(a) To facilitate the activities contemplated by this Agreement, either Party (referred to in this Section 3.7 as the “Transferring Party”) may provide to the other Party (referred to in this Section 3.7 as the “Material Receiving Party”) certain biological materials, chemical compounds, in vivo models, cell-based assays or research tools owned by or licensed to the Transferring Party (such materials or compounds provided hereunder are referred to, collectively, as “Materials”) for use by the Material Receiving Party. All transfers of such Materials by the Transferring Party to the Material Receiving Party shall be documented in writing (the “Transfer Record”), which Transfer Record shall set forth the type and name of the Material transferred, the amount of Material transferred, the date of the transfer of such Material and the purpose(s) for which such Material may be used by the Material Receiving Party (the “Purposes”). Such Purposes may be in furtherance of the activities contemplated by this Agreement, in each case only as such activities are licensed and not subject to restrictive

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

covenants under this Agreement, or alternatively such Purposes may be narrower due to restrictions and obligations imposed by Third Parties on the use of such Materials. The Parties also agree not to impose any more restrictive uses on the Materials transferred between one another than is necessary to comply with such restrictions and obligations imposed by Third Parties on the use of such Materials.

(b) Except as otherwise provided under this Agreement, all such Materials delivered by the Transferring Party to the Material Receiving Party shall remain the sole property of the Transferring Party, and shall only be used by the Material Receiving Party for the Purposes. The Material Receiving Party shall not cause the Materials to be used by, delivered to or used for the benefit of any Third Party without the prior written consent of the Transferring Party; provided, that without limiting the foregoing, Company may not transfer or otherwise provide to any Third Party any Collaboration Molecule or Collaboration Product without obtaining the prior written consent of the JSC. Further, the Material Receiving Party shall not use the Materials in research or testing involving human subjects, unless expressly agreed by the Transferring Party in writing and where such research and testing is undertaken in accordance with Applicable Law. In addition, the transfer of any Materials hereunder for use in human subjects may only be done in a manner compliant with a duly executed quality agreement between the Parties.

(c) Other than as set forth in Sections 7.1 and 7.2, no licenses are granted between the Parties, including in respect of the Materials or their use.

(d) The Material Receiving Party assumes all liability for Losses which may arise from its use, storage or disposal of the Materials. The Transferring Party shall not be liable to the Material Receiving Party for any Loss or Claim made by the Material Receiving Party, or made against the Material Receiving Party by any Third Party, due to or arising from the use of the Materials, except when caused by the gross negligence or willful misconduct of the Transferring Party, or as otherwise expressly provided for under this Agreement.

Article 4

REGULATORY MATTERS

4.1 Overview. The Development and Research Plan for each Collaboration Product shall set forth the regulatory strategy for seeking Regulatory Approvals for such Collaboration Product.

4.2 Ownership of Regulatory Filings and Regulatory Approvals; Rights of Reference. All Regulatory Filings and Regulatory Approvals with respect to the U.S. that relate to Collaboration Products shall be filed by and held in the name of Company; provided that [ * ]. Other than as set forth in the previous sentence, all Regulatory Filings and Regulatory Approvals that relate to Collaboration Products shall be filed by and held in the name of Novartis. The Party holding a particular Regulatory Filing or Regulatory Approval in a jurisdiction shall be referred to herein as the “Lead Regulatory Party” in respect to such Regulatory Filing or Regulatory Approval for such jurisdiction (as applicable, the “Lead Regulatory Party”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.3 Regulatory Meetings and Correspondence.

(a) Generally; Costs. The applicable Lead Regulatory Party shall be responsible for interfacing, corresponding and meeting with Regulatory Authorities in the jurisdictions with respect to the Collaboration Products, unless otherwise stipulated herein. The cost for interfacing, corresponding and meeting with Regulatory Authorities in the Profit Share Territories shall be shared between Parties as Development Costs, except for travel expenses, which the Lead Regulatory Party shall absorb as it incurs such expenses. The cost for interfacing, corresponding and meeting with Regulatory Authorities throughout the Fixed Royalty Territory shall be paid by Novartis as Development Costs, except for travel expenses, which the Novartis shall absorb as it incurs such expenses.

(b) Conduct of Regulatory Activities.

(i) The applicable Lead Regulatory Party shall be responsible for (A) submitting all Regulatory Filings, including applications for Regulatory Approval, relating to the Collaboration Molecules and Collaboration Products, and (B) leading (1) scheduled face-to-face meetings, video conferences and any teleconferences, with the applicable Regulatory Authorities and (2) any preparatory meetings for such meetings with the applicable Regulatory Authorities. The other Party shall have the right to have up to two (2) senior, experienced employees reasonably acceptable to the applicable Lead Regulatory Party, participate (to the extent practicable) as observers in any such face-to-face meetings, video conferences, teleconferences and preparatory meetings. The applicable Lead Regulatory Party shall provide the other Party copies of (1) material documentation prepared for such meetings and (2) material submissions to the applicable Regulatory Authorities relating to Development of, or the process of obtaining Regulatory Approval for, the applicable Collaboration Products, in each case (to the extent practicable) sufficiently in advance of the applicable meeting or submission, as applicable, to allow such other Party a reasonable opportunity to review and provide comment on such materials, and such applicable Lead Regulatory Party shall consider in good faith such other Party’s comments with respect thereto.

(ii) The applicable Lead Regulatory Party may delegate to the other Party such responsibility(ies) for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to a Collaboration Product as may be mutually agreed upon by the Parties.

4.4 Collaboration Product Withdrawals and Recalls. If (a) any Regulatory Authority threatens, initiates or advises any action to remove any Collaboration Product from the market or requires or advises a Party or any of their respective Affiliates, sublicensees or distributors to distribute a “Dear Doctor” letter or its equivalent regarding use of such Collaboration Product, or (b) either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal of any Collaboration

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Product or distribution of a “Dear Doctor” letter or its equivalent regarding use of such Collaboration Product, then in each case (a) or (b) Company or Novartis, as applicable, shall notify the other Party of such event or determination immediately, and in any event within twenty-four (24) hours (or sooner if required by Applicable Law) after such Party becomes aware of the event or makes such determination. The applicable Lead Regulatory Party for the applicable jurisdictions shall, to the extent practicable, endeavor to discuss and agree with the other Party upon whether to recall or withdraw the Collaboration Product in question; provided, however, that if such discussion is not practicable or if the Parties fail to agree within an appropriate time period (recognizing the exigencies of the situation), then such applicable Lead Regulatory Party shall decide whether to recall or withdraw such Collaboration Product in the applicable jurisdictions.

4.5 Pharmacovigilance Agreement. Within [ * ] following the Effective Date (or as soon as reasonably practicable following such [ * ] period), the Parties shall enter into a written pharmacovigilance agreement governing each Party’s respective obligations with respect to allocation of responsibilities for reporting to the other Party and appropriate Regulatory Authorities adverse events, complaints, and other safety-related matters.

Article 5

COMMERCIALIZATION

5.1 Overview; Diligence. The Parties intend and agree to collaborate with one another with respect to the Commercialization of Collaboration Products in the Field in the Territory, as provided in this Article 5 under the direction of the JCC. Novartis shall use Commercially Reasonable Efforts to Commercialize Collaboration Products in the Novartis Promotion Territory after receipt of Regulatory Approval therefor. So long as the U.S. is not included in the Fixed Royalty Territory, Company shall use Commercially Reasonable Efforts to Commercialize Collaboration Products in the U.S. after receipt of Regulatory Approval therefor. In conducting Commercialization activities as provided hereunder, including in setting the prices and other commercial terms for the Collaboration Products, each Party shall endeavor in good faith to maximize the economic value of the Collaboration Products to the Parties.

5.2 Commercialization.

(a) So long as Company has not elected under Section 3.3(d) to reduce Company’s Development Cost Sharing Percentage with respect to the U.S., Company shall be the commercial lead for the U.S. From and after [ * ], Novartis shall be the commercial lead for the U.S. At all times during the Term, Novartis shall be the commercial lead throughout the Territory outside of the U.S. The commercial lead, with respect to the U.S. or the Territory outside the U.S., respectively, shall be referred to herein as the “Lead Commercialization Party” for such jurisdiction (as applicable, the “Lead Commercialization Party”).

(b) The applicable Lead Commercialization Party shall implement and have sole authority and responsibility for the Commercialization of Collaboration Products in the U.S. and Territory outside the U.S., in each case in accordance with the applicable Commercialization Plan and the terms of this Agreement. The applicable Lead Commercialization Party shall book all monies

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

received by Selling Parties from Third Party customers for sale of Collaboration Products. All business decisions regarding Commercialization of Collaboration Products in the U.S. and Territory outside the U.S. shall be within the sole discretion of the applicable Lead Commercialization Party. All materials used in the promotion of all Collaboration Products in the U.S. and Territory outside the U.S., including product packaging, materials used in detailing doctors, product messaging and content used in the promotion of such Collaboration Products, shall be within the sole discretion of the applicable Lead Commercialization Party. The applicable Lead Commercialization Party shall permit the other Party, through its representatives on the JCC, to provide advice and commentary with respect to Commercialization activities performed by or on behalf of the applicable Lead Commercialization Party or the other Party, and the applicable Lead Commercialization Party shall in good faith consider any such advice and commentary; and such other Party shall cooperate and assist with the applicable Lead Commercialization Party’s Commercialization activities at the reasonable request of such applicable Lead Commercialization Party.

(c) At least [ * ] prior to the anticipated First Commercial Sale of a Collaboration Product in the U.S. and Territory outside the U.S., the applicable Lead Commercialization Party shall submit to the JCC a comprehensive plan (each, a “Commercialization Plan”) that describes the pre-launch, launch and subsequent Commercialization of such Collaboration Product in the U.S. or the Territory outside the U.S., as applicable, (including anticipated activities relating to messaging, branding, pricing, advertising, planning, marketing, sales force training and allocation, and distribution), and strategies for implementing those activities and the associated budget for such activities. The applicable Lead Commercialization Party shall permit the other Party, through its representatives on the JCC, to provide advice and commentary on such Commercialization Plan, and the applicable Lead Commercialization Party shall in good faith consider any such advice and commentary. On an annual basis, or more often as the Parties deem appropriate, the applicable Lead Commercialization Party shall prepare amendments to the then-current applicable Commercialization Plans and shall submit such amendments to the JCC for review and comment by the other Party. The applicable Lead Commercialization Party shall not be required to obtain the JCC’s approval of the applicable Commercialization Plan or any amendment thereto prior to its implementation; provided, however, that the applicable Lead Commercialization Party may not allocate responsibility for any Commercialization activity to the other Party in the Commercialization Plan or amendment thereof unless such allocation has been approved by such other Party.

5.3 Global Branding Strategy. For each Collaboration Product, the JCC shall develop (and thereafter update from time to time, in each case with the approval of the JSC) a global branding strategy, including global positioning and global brand elements, for such Collaboration Product for use in the Field in the Territory (each, a “Global Branding Strategy”). Novartis shall use Commercially Reasonable Efforts to implement the Global Branding Strategy for the Commercialization of Collaboration Products in the Novartis Promotion Territory. So long as the U.S. is not included in the Fixed Royalty Territory, Company shall use Commercially Reasonable Efforts to implement the Global Branding Strategy for the Commercialization of Collaboration Products in the U.S.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.4 Commercialization Costs.

(a) Allocation of Commercialization Costs for the Fixed Royalty Territory. Novartis shall be responsible for one hundred percent (100%) of all Commercialization Costs incurred by it with respect to each Collaboration Product in the Fixed Royalty Territory.

(b) Allocation of Commercialization Costs for the Profit Share Territory. During the Term so long as the Fixed Royalty Territory does not encompass the entire Territory, Novartis and Company shall be responsible for their respective Commercial Sharing Percentage of all Collaboration Costs incurred by the Parties with respect to the applicable Regions in the Profit Share Territory for each Collaboration Product.

(c) Calculation and Payment of Commercialization Costs. With respect to each Collaboration Product, each Party will keep accurate records of its Commercialization Costs, including appropriately allocating such Commercialization Costs to the Fixed Royalty Territory or Profit Share Territory, as applicable (pursuant to Sections 5.4(a) and 5.4(b)). Beginning with the first Calendar Quarter after the Effective Date, each Party shall report to the other Party within [ * ] after the end of such Calendar Quarter, a report of its Commercialization Costs and associated activities, by applicable Region of the Profit Share Territory, incurred in such Calendar Quarter of all of such Commercialization Costs (each such report, a “Commercialization Costs Report”); provided that the Commercialization Costs Report shall also include those Commercialization Costs incurred by a Party for the period beginning on the Effective Date and ending on the day immediately before the first day of the first full Calendar Quarter of the Term. Each Commercialization Costs Report shall include a progress report of actual versus budgeted Commercialization Costs allocated to and incurred by the applicable Party during the applicable Calendar Quarter and a forecast of any remaining budgeted Commercialization Costs expected to be incurred in the remaining Calendar Quarters of the respective Calendar Year. Promptly following the exchange of the Commercialization Costs Reports, but no later than [ * ] after the end of the relevant Calendar Quarter, Novartis shall submit to Company a report reconciling the calculation of the amount a Party will need to pay to the other Party to result in the sharing of the Commercialization Costs in the proportions described in Section 5.4(a) and 5.4(b), as applicable (the “Commercialization Costs Calculation Report”). The Party who is owed such amount as set forth in the Commercialization Costs Calculation Report shall be paid pursuant to Section 8.6, so that each of Company and Novartis has borne its respective share of the Commercialization Costs as set forth hereunder. Following the Effective Date, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner. In addition, at the request of either Party, the other Party shall provide any supporting documentation of the Commercialization Costs incurred by it as reported in a Commercialization Costs Report.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.5 Diligence; Standards of Conduct. Each Party shall use Commercially Reasonable Efforts to perform its obligations with respect to the Commercialization of the Collaboration Products (including regulatory matters) set forth in the applicable Commercialization Plan. In the course of the Commercialization of any of the Collaboration Products, neither Party shall use any employee, agent or independent contractor who has been debarred or excluded from participation in government healthcare programs by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment or exclusion proceedings by a Regulatory Authority or has been convicted pursuant to § 306 of the FD&C Act.

5.6 Commercialization Subcontractors. Novartis may subcontract its Commercialization activities hereunder to one or more Third Parties. So long as the U.S. is not included in the Fixed Royalty Territory, Company may subcontract up to [ * ] of its activities directed to [ * ] in the U.S. hereunder to one or more Third Parties, and, further, Company may, after obtaining the prior consent of Novartis, not to be unreasonably withheld, subcontract over [ * ] of such activities to one or more Third Parties, provided that in each case (a) the subcontracting Party remains responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself, including performing the applicable Commercialization activities in accordance with the requirements, timelines and budget set forth in the applicable Commercialization Plan, and (b) the subcontractor undertakes in writing to comply with the obligations set forth in Section 9.8. In addition, with respect to any material subcontracting of U.S. Commercialization activities, Company agrees to consider in good faith the capabilities, availability and costs of using Novartis as a subcontractor for such activities, provided that the decision as to the party to be used will be Company’s, in its sole discretion.

5.7 Reporting. Each Party shall keep the JCC fully informed regarding the progress and results of such Party’s Commercialization activities for each Collaboration Product throughout the Territory, including providing their respective quarterly results and annual reviews of results versus goals. Each Party shall reasonably cooperate in good faith to provide assistance to the other Party in order to translate financial information and results from one set of Accounting Standards to the other set, as reasonably necessary, in order to facilitate and satisfy each Party’s external reporting obligations and objectives.

5.8 Commercialization Standards of Conduct.

(a) Each Party shall, and shall cause its Affiliates and its subcontractors and distributors to, in all respects comply with all Applicable Law in Developing and Commercializing Collaboration Products, in the Field in the Territory, including to the extent applicable, the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); the UK Bribery Act 2010, Chapter 23, as amended (“UK Bribery Act”); the FD&C Act; the Public Health Service Act, as amended; the Prescription Drug Marketing Act of 1987, as amended; Federal Health Care Program Anti-Kickback Law (42 U.S.C. § 1320a-7b), as amended; the Health Insurance Portability and Accountability Act of 1996, as amended; the FDA Guidance for Industry-Supported Scientific and Educational Activities; and all federal, state and local “fraud

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and abuse,” consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Fraud and Abuse Amendments of the Social Security Act and the “Safe Harbor Regulations” found at 42 C.F.R. § 1001.952 et seq.; the Office of the Inspector General’s Compliance Guidance Program, the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, as hereafter amended from time to time; the standards set forth by the Accreditation Council for Continuing Medical Education relating to educating the medical community in the Territory; 42 U.S.C. § 1320a-7h and its implementing regulations (also known as the National Physician Payment Transparency Program and the Open Payments Program) (“Sunshine Act”); and all foreign statutory and non-statutory equivalents in the Territory of any of the foregoing; provided that with respect to the Sunshine Act, each Party shall be responsible for reporting payments or other transfers of value actually made by such Party, and each Party shall use Commercially Reasonable Efforts to cooperate with the other Party to coordinate such disclosure. Each Party represents and warrants to the other Party that, as of the Effective Date, such Party and its Affiliates have adequate procedures in place to support their compliance with the FCPA and the UK Bribery Act in the Territory. Each Party and its Affiliates shall maintain such procedures throughout the Term and shall promptly notify the other Party in writing with respect to any material non-compliance with any Applicable Law regarding the Development or Commercialization of a Collaboration Product in the Field in the Territory.

(b) Each Party and its Affiliates shall not, and shall use Commercially Reasonable Efforts to cause its subcontractors and distributors not to, directly or indirectly, promote or market any Collaboration Product (i) in any country in the Territory for which such Persons are not authorized to promote or market under or are not authorized to promote or market pursuant to this Agreement or (ii) for any use or indication not approved by the applicable Regulatory Authority in such country.

(c) Each Party shall, and shall cause its Affiliates, subcontractors and distributors to, ensure that all of its and their Sales Representatives promoting Collaboration Products (i) have skills, training and experience generally consistent with industry standards in the applicable country in the Territory applicable to the promotion, marketing and sale of prescription pharmaceutical products in such country and (ii) have satisfactorily completed all Collaboration Product-specific training and ethics and compliance training required by such Party.

(d) Each Party shall not, and shall cause its Affiliates, subcontractors and distributors, and its and their respective Sales Representatives not to, (i) make any statement, representation or warranty, oral or written, concerning any Collaboration Product in any country in the Territory, or use any labeling, literature or promotional or marketing material for any Collaboration Product in any country in the Territory that (A) is contrary to or inconsistent with Regulatory Approval for such Collaboration Product in such country in a manner that violates any Applicable Law in such country or (B) violates any Applicable Law in such country or (ii) make any arrangements with, make payments to or provide gifts or other incentives to any healthcare professionals in violation of Applicable Law in such country. Each Party shall, and shall cause its Affiliates and its subcontractors and distributors to, ensure that its and their Sales

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Representatives are familiar with the procedures, obligations, rights and responsibilities imposed by the terms of this Agreement as applicable to the performance of promotional activities hereunder. Each Party shall, and shall cause its Affiliates, subcontractors and distributors to, maintain records of its and their Sales Representatives’ activities.

Article 6

MANUFACTURE AND SUPPLY

6.1 Overview. The Parties shall be responsible for the Manufacture and supply of each Collaboration Product for Development and Commercialization throughout [ * ]. [ * ] responsible for the supply of Collaboration Product for Development and Commercialization throughout [ * ].

6.2 Development of Manufacturing Process; Certain Clinical Supply. Subject to Section 6.1 and with respect to each Collaboration Product, [ * ] shall lead the development of the manufacturing process for such each Collaboration Product, in consultation with [ * ]. The reasonable and actual cost of Manufacturing process development and scale-up shall be shared as Development Costs. Novartis and Company shall agree upon a manufacturing chain for clinical supplies that meets all relevant regulatory requirements and guidelines and ensures that each Party has supply sufficient for Development.

6.3 Commercial Supply Agreement for the U.S. During the Term so long as the Fixed Royalty Territory does not encompass the entire Territory, at least one year prior to the anticipated filing of an NDA for each Collaboration Product in the U.S., at least the Parties will enter into a commercially reasonable and mutually agreeable commercial supply agreement for the U.S. pursuant to which (i) Novartis would supply such Collaboration Product for the U.S. at a mark-up to be negotiated, with such mark-up ultimately netted out of the share of profits, (ii) supply of Collaboration Product shall be allocated throughout the Profit Share Territory in a fair and equitable manner, (iii) Company would be permitted to establish, qualify and maintain a second source of supply of up to 20% of its anticipated requirements of Collaboration Product for the U.S., with the costs therefor to be shared as Commercialization Costs and (iv) Company would be permitted to obtain up to 100% of its supply from the second source in the event of a supply shortage or supply failure.

Article 7

GRANT OF RIGHTS

7.1 Rights Granted to Novartis.

(a) Development. Subject to the terms and conditions of this Agreement, during the Term, Company hereby grants to Novartis and its Affiliates a co-exclusive (with Company and its Affiliates) licensable (only pursuant to Section 7.1(e)) right in the Territory under Company Patents and Company Know-How solely to undertake Development activities for the Collaboration Products in the Field to the limited extent contemplated by and authorized pursuant to this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Commercialization in the U.S. Subject to the terms and conditions of this Agreement and so long as the U.S. is not included in the Fixed Royalty Territory, during the Term, Company hereby grants to Novartis and its Affiliates a non-exclusive licensable (only pursuant to Section 7.1(e)) right in the U.S. under Company Patents and Company Know-How solely to provide support requested by Company in connection with the Commercialization of Collaboration Products in the Field in the U.S. pursuant to Section 5.2, but only to the extent contemplated by and authorized by Company in a prior writing pursuant to this Agreement.

(c) Commercialization in the Novartis Promotion Territory. Subject to the terms and conditions of this Agreement, during the Term, Company hereby grants to Novartis and its Affiliates an exclusive (even as to Company and its Affiliates) licensable (only pursuant to Section 7.1(e)) right in the Novartis Promotion Territory under Company Patents and Company Know-How solely to Commercialize Collaboration Products in the Field in the Novartis Promotion Territory to the extent contemplated by and authorized pursuant to this Agreement.

(d) Manufacture. Subject to the terms and conditions of this Agreement, Company hereby grants to Novartis and its Affiliates a co-exclusive (with Company and its Affiliates) licensable (only pursuant to Sections 6 and 7.1(e)) right in the Territory under Company Patents and Company Know-How solely to undertake Manufacturing activities for the Collaboration Products in the Field to the extent contemplated by and authorized pursuant to this Agreement and any other written agreement of the Parties.

(e) Rights to Further License. Subject to the terms and conditions of this Agreement, each Party may license the rights granted to it by the other Party under this Agreement to such Party’s and its Affiliates’ respective subcontractors, distributors and other service providers providing assistance to such Party and its Affiliates in their Development, Manufacturing and/or Commercialization of the Collaboration Products for the benefit of the Parties to the extent contemplated by and authorized pursuant to this Agreement; and other licensing of such rights granted to a Party under this Agreement shall not be undertaken without the consent of the other Party.

7.2 Rights Granted to Company.

(a) Development. Subject to the terms and conditions of this Agreement, during the Term, Novartis hereby grants to Company and its Affiliates a co-exclusive (with Novartis and its Affiliates), licensable (only pursuant to Section 7.2(d)) right in the Territory under the Novartis Patents and Novartis Know-How solely to undertake Development activities for the Collaboration Products in the Field to the limited extent contemplated by and authorized pursuant to this Agreement.

(b) Commercialization in the U.S. Subject to the terms and conditions of this Agreement and so long as the U.S. is not included in the Fixed Royalty Territory, during the Term, Novartis hereby grants to Company and its Affiliates a co-exclusive (with Novartis and its Affiliates), licensable (only pursuant to Section 7.2(d)) right in the U.S. under the Novartis Patents and Novartis Know-How solely to Commercialize Collaboration Products in the Field in the U.S. to the extent contemplated by and authorized pursuant to this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Manufacture. Subject to the terms and conditions of this Agreement, Novartis hereby grants to Company and its Affiliates a co-exclusive with Novartis and its Affiliates, licensable (only pursuant to Sections 6 and 7.1(e)) right in the Territory under the Novartis Patents and Novartis Know-How solely to undertake Manufacturing activities for the Collaboration Products in the Field to the extent contemplated by and authorized pursuant to this Agreement and any other written agreement of the Parties.

(d) Rights to Further License. Subject to the terms and conditions of this Agreement, Company may license the rights granted to it by Novartis under this Agreement to Company’s and its Affiliates’ respective subcontractors, distributors and other service providers providing assistance to Company and its Affiliates in their Development of the Collaboration Products for the benefit of the Parties to the extent contemplated by and authorized pursuant to this Agreement. Other licensing of such rights granted to it by Novartis under this Agreement shall not be undertaken without the consent of Novartis.

7.3 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under the Patent Rights, Know-How or any other intellectual property rights Controlled by such Party.

7.4 Retained Rights.

(a) Notwithstanding anything that may be construed to the contrary herein, Company retains the right to use Company Technology in order to Develop, Commercialize and otherwise exploit products and services in any field throughout the world, other than Collaboration Products in the Field, but never the same product with the same formulation as a Collaboration Product. For the avoidance of doubt, and without prejudice to the rights granted herein to Novartis, no license or right is granted in this Agreement to Novartis to Develop or Commercialize any product or product platform technology owned or controlled by Company (including any [ * ]) that is not a STING agonist.

(b) Notwithstanding anything that may be construed to the contrary herein, Novartis retains the right to use Novartis Technology in order to Develop, Commercialize and otherwise exploit products and services in any field throughout the world, other than Collaboration Products in the Field, but never the same product with the same formulation as a Collaboration Product. For the avoidance of doubt, and without prejudice to the rights granted herein to Company, no license or right is granted in this Agreement to Company to Develop or Commercialize any product or product platform technology owned or controlled by Novartis (including any [ * ]) that is not a STING agonist.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Article 8

FINANCIAL TERMS

8.1 Upfront Fee. In consideration of the licenses and rights granted to Novartis hereunder, Novartis shall pay to Company a one-time, non-refundable, non-creditable upfront payment of Two Hundred Million U.S. Dollars (US$200 Million), within [ * ] Business Days after the Effective Date.

8.2 Milestone Payments. In further consideration of the licenses and other rights granted to Novartis, upon achievement of each of the milestone events (each, a “Milestone”) set forth in the table immediately below, Novartis shall pay the corresponding one-time milestone payment (each, a “Milestone Payment”) to Company.

Milestone number	Milestone event	Milestone Payment
1	[*]	US$[ * ]
2	[*]	US$[ * ]
3	[*]	US$[ * ]
4	[*]	US$[ * ]
5	[*]	US$[ * ]
6	[*]	US$[ * ]
7	[*]	US$[ * ]

(a) Clarifications.

(i) Milestone numbers 1, 2, 3, 5, 6 and 7 may each be achieved and become payable only once. Milestone number 4 may be achieved and become payable up to three (3) times (i.e., in total, up to US$[ * ]).

(ii) If Milestone number 1 is not achieved, then, effective upon achievement of Milestone numbers 2, 3, 4 (even only once), 5 or 6, as applicable, then Milestone number 1 shall also be due and payable even though the missing Milestone number 1 has not been achieved. If Milestone number 2 is not achieved, then, effective upon achievement of Milestone number 4 (even only once), 5 or 6, as applicable, then Milestone number 2 shall also be due and payable even though the missing Milestone number 2 has not been achieved. If Milestone number 3 is not achieved, then, effective upon achievement of Milestone number 4 (even only once), 5 or 6, as applicable, then Milestone number 3 shall also be due and payable even though the missing Milestone number 3 has not been achieved. To the extent Milestone number 4 is not achieved three (3) times, then, effective upon achievement of Milestone number 5 or 6, as applicable, then Milestone number 4 shall also be due and payable, taken together with any past achievement of Milestone number 4, as having been achieved [ * ]. For the avoidance of doubt, achievement of Milestone number 7 shall not itself trigger the payment of any previous

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Milestones and shall only trigger the payment of the Milestone Payment that corresponds to Milestone number 7. In no event will the total payments made in accordance with this Section 8.2 total to more than US$500 Million.

(iii) Any payments made by Novartis in accordance with Sections 8.1 and 8.2 shall, once they are paid, not be refundable nor creditable.

(b) Milestone Payments. On or after the achievement of a Milestone, Company shall send a notice of such achievement in writing to Novartis and submit an invoice to Novartis in the form separately to be confirmed between the Parties with respect to the corresponding Milestone Payment. Unless otherwise disputed by Novartis in good faith in accordance with Section 15.2, Novartis shall pay to Company such Milestone Payment within [ * ] after receipt of such invoice.

8.3 Royalty Payments for the Fixed Royalty Territory.

(a) Fixed Royalty Territory. During the applicable Royalty Term, in further consideration of the rights granted by Company to Novartis hereunder, following the First Commercial Sale of a Collaboration Product in a country in the Fixed Royalty Territory and throughout the remainder of the applicable Royalty Term, subject to reduction as provided under Section 8.5(c), Novartis shall make royalty payments to Company equal to [ * ] of the amount of Net Sales of such Collaboration Product in such country within the Fixed Royalty Territory in each Calendar Year; provided, however after the later of (i) the date of expiration, lapse, or invalidation of the last Valid Claim (whether such Valid Claim is a Valid Claim under a Company Patent, Novartis Patent or Joint Patent) Covering such Collaboration Product in such country, and (ii) expiration of data exclusivity as conferred by a competent Regulatory Authority for such Collaboration Product in such country, and continuing throughout the remainder of the Royalty Term, the royalty payments due hereunder shall be reduced by [ * ] from what otherwise would be payable by Novartis to Company under this Agreement. Further, upon the expiration of the Royalty Term for a Collaboration Product in a country in the Fixed Royalty Territory, the licenses granted to Novartis under this Agreement with respect to such Collaboration Product in such country shall become fully paid-up, royalty free licenses, which shall continue even after the termination of this Agreement.

(b) Clarifications.

(i) Any payments made by Novartis in accordance with this Section 8.3 shall, once they are paid, not be refundable nor creditable for any reason whatsoever (including but not limited to termination of this Agreement for any reason or no reason).

(ii) Royalties will be payable on a Collaboration Product-by-Collaboration Product and country-by-country basis within the Fixed Royalty Territory during the applicable Royalty Term. Royalties shall be payable only once with respect to the sale of the same unit of Collaboration Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Sales and Royalty Report. Within [ * ] after each Calendar Quarter during the Term following the First Commercial Sale of a Collaboration Product in any country of the Fixed Royalty Territory, Novartis will provide to Company a Sales & Royalty Report. Company shall be paid the royalties indicated in the Sales & Royalty Report pursuant to Section 8.6.

8.4 Profit Share Payments. Following the First Commercial Sale of a Collaboration Product in the Profit Share Territories and throughout the remainder of the Term for such Collaboration Product, each Party who is not the Lead Commercialization Party shall be entitled to receive their respective Commercial Sharing Percentage of Gross Profits on sales of such Collaboration Product in the Profit Share Territory, as applicable to each Region within the Profit Share Territory. To give effect to the foregoing:

(a) within [ * ] days after the end of each Calendar Quarter following such First Commercial Sale, the Lead Commercialization Party shall report to the other Party sales of such Collaboration Product in each Profit Share Territory made by or behalf of such Party, including by providing the other Party with a Sales & Profit Share Report for their respective sales of Collaboration Products in each Profit Share Territory; and

(b) following receipt of such information, the Parties shall reconcile, calculate and determine what payments are to be made between the Parties to give effect to the appropriate allocation of Gross Profits as contemplated under this Section 8.4 and the Party to be paid, shall be paid pursuant to Section 8.6.

8.5 Third Party Obligations.

(a) Existing Third Party Licenses. Novartis and Company shall, at a mutually agreed time, execute separate sublicenses of the Existing Third Party Licenses based on the form set forth in Exhibit 8.5 and acceptable to both Parties. Company shall duly pay when due any and all amounts due under each Existing Third Party License. [ * ] To the extent an Existing Third Party License requires payment of [ * ] based on the Development or Commercialization of a Collaboration Product (but excluding [ * ]) to an Existing Third Party Licensor (“Shared Existing Third Party Payments”), which are attributable to Collaboration Products in a Profit Share Territory or globally, such amounts shall [ * ] if the Collaboration Product has had its First Commercial Sale anywhere in the Territory or Development Costs if the Collaboration Product has not had its First Commercial Sale anywhere in the Territory, as the case may be, except to the extent any such amounts payable solely relate to the Fixed Royalty Territory. Further, in respect of [ * ] payments made by Company under the Existing Third Party Licenses solely for the Fixed Royalty Territory, Novartis or its Affiliates shall reimburse Company for such payments in an amount equal to [ * ] (as such term is used and defined in the applicable Existing Third Party Agreements) in the Fixed Royalty Territory (such reimbursed amounts, the “Novartis Existing Fixed Royalty Territory Payments”), such [ * ] to be paid quarterly on the same schedule as [ * ]. For the avoidance of doubt, Company shall be solely responsible for, and shall hold harmless Novartis and its Affiliates from and against, any and all obligations and liabilities to any Existing Third Party License for [ * ], and [ * ] shall not be included in Commercialization Costs or Development Costs, or otherwise required to be shared between the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) New Third Party Licenses.

(i) In the event that the JSC determines, after reasonable discussion and consultation between the Parties, that Patent Rights or other intellectual property rights owned or Controlled by a Third Party other than Patent Rights or any other intellectual property rights that are addressed by the Existing Third Party Licenses should be licensed or acquired in order to Develop, Manufacture, use or Commercialize a Collaboration Product anywhere in the Territory (“New Third Party Licenses”), with the goal of the Parties treating such rights in a manner as similar as possible to that of Joint Patents and Joint Know-How, Novartis or its Affiliates shall enter into the agreement with such Third Party to secure such Patent Rights and/or other intellectual property rights. The costs of obtaining such rights shall be shared by the Parties under this Agreement as follows: (A) any and all amounts payable to such Third Parties by Novartis or its Affiliates to obtain and exercise such rights shall [ * ] if the Collaboration Product has had its First Commercial Sale anywhere in the Territory or Development Costs if the Collaboration Product has not had its First Commercial Sale anywhere in the Territory, as the case may be, except to the extent any such amounts payable solely relate to the Fixed Royalty Territory, and (B) royalty payments payable to such Third Parties that solely relate to the Fixed Royalty Territory (the “Novartis New Fixed Royalty Territory Payments”) shall be shared through the royalty deduction mechanism set out below in Section8.5(c).

(ii) If Novartis elects to designate intellectual property as Later Acquired Novartis Technology, then the costs of obtaining such rights shall be shared by the Parties under this Agreement as follows: (A) any and all amounts payable to such Third Parties by Novartis or its Affiliates to obtain and exercise such rights shall [ * ] if the Collaboration Product has had its First Commercial Sale anywhere in the Territory or Development Costs if the Collaboration Product has not had its First Commercial Sale anywhere in the Territory, as the case may be, except to the extent any such amounts payable solely relate to the Fixed Royalty Territory, but (B) none of the royalty payments payable to such Third Parties that solely relate to the Fixed Royalty Territory shall be paid by Company (all of which shall be paid by Novartis).

(iii) If Company elects to designate intellectual property as Later Acquired Company Technology, then the costs of obtaining such rights shall be shared by the Parties under this Agreement as follows: (A) any and all amounts payable to such Third Parties by Company or its Affiliates to obtain and exercise such rights shall [ * ] if the Collaboration Product has had its First Commercial Sale anywhere in the Territory or Development Costs if the Collaboration Product has not had its First Commercial Sale anywhere in the Territory, as the case may be, except to the extent any such amounts payable solely relate to the Fixed Royalty Territory, but (B) none of the royalty payments payable to such Third Parties that solely relate to the Fixed Royalty Territory shall be paid by Novartis (all of which shall be paid by Company).

(c) Royalty Deductions. Novartis may reduce the royalty payments to Company on Net Sales of any given Collaboration Product in a given Calendar Year by [ * ] of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the amount of the sum of [ * ] plus the [ * ] so long as royalty payments from Novartis to Company are not less than [ * ] of the aggregate amount of Net Sales of each Collaboration Product within the Fixed Royalty Territory in such Calendar Year. If any portion of the amount of such payments entitled to be deducted by Novartis from royalties are not deducted by reason of the operation of the limitations set forth in the last proviso of the preceding sentence, such portion will be carried over and deducted against subsequent royalty payments until the full amount that Novartis would have been entitled to deduct but for the operation of such limitations is deducted.

8.6 Form of Payment; Currency. Notwithstanding anything to the contrary, all amounts to be paid under this Agreement in a Calendar Quarter during the Term other than any Milestone Payments or the upfront fee payment due under Section 8.1 (collectively, “Payments”) shall be paid as follows: (a) Payments related to Development Cost sharing (Section 3.3(f)), Commercial Cost sharing (Section 5.4(c)), Profit Share Payment (Section 8.3) and Fixed Royalty Territory Royalties Section (8.4) as well as pertinent Royalty Deductions (Section 8.5(c)) will be reconciled by the Parties within [ * ] following the end of each Calendar Quarter to establish the amount(s) to be paid by a Party (the “Payor”) to the other Party (“Payee”) in respect of, and in satisfaction of, all such Payments between the Parties that became due and payable in such Calendar Quarter. Promptly thereafter Payee shall invoice the Payor for such amount(s) that is to be paid to it by the Payor; and (b) within [ * ] of the Payor’s receipt of such invoice from Payee, the Payor shall remit such payment to Payee. For the avoidance of doubt: (i) to the extent either Party disputes any Payment or portion thereof, then the undisputed portions of all such Payments shall still be paid pursuant to the foregoing provisions, and (ii) Milestone Payments shall be paid in accordance with 8.2(b) as and when they become due and payable. All payments from a Party to the other Party shall be made by wire transfer in immediately available funds in U.S. Dollars to the credit of such bank account as may be designated by the other Party in this Agreement or in writing to such Party. Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day. When conversion of payments from any foreign currency is required to be undertaken by a Party, the U.S. Dollar equivalent shall be calculated using such Party’s then-current standard exchange rate conversion methodology as applied in its external reporting, which shall be in accordance with applicable Accounting Standards.

8.7 Late Payments. If a Party does not receive payment of any sum due to it within [ * ] of the due date therefor, simple interest shall thereafter accrue on a daily basis on the sum due to such Party from the due date until the date of payment at a per-annum rate of LIBOR plus [ * ] or the maximum rate allowable by Applicable Law, whichever is less.

8.8 Taxes. Each Party will provide timely and accurate documentation to the other Party upon request that shall enable the Parties to determine if a payment is subject to withholding, or entitled to reduced withholding under an existing income tax treaty. Each Party will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by a Party, such Party will: (a) deduct such taxes from the payment made to the other Party; (b) timely pay the taxes to the proper taxing authority; (c) send proof of payment to the Party; and (d) reasonably assist the other Party in its efforts to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obtain a credit for such tax payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances. On or before the Effective Date, Company shall provide to Novartis a complete, accurate and properly executed Internal Revenue Service Form W-8BEN-E, or other applicable IRS Form.

8.9 Records and Audit Rights.

(a) Financial Records. Each Party shall keep complete and accurate books and records with respect to activities undertaken pursuant to this Agreement in accordance with Accounting Standards and in sufficient detail to support calculations of all payments that may become due hereunder. Each Party will keep such books and records for the longer of (i) [ * ] following the end of the Calendar Year to which they pertain and (ii) the expiry of the applicable statute of limitations for tax.

(b) Audits.

(i) Each Party shall have the right to appoint an internationally-recognized independent certified public accounting firm (which is reasonably acceptable to the other Party) (the “Auditor”) to audit the relevant books and records of the other Party and the correctness of any payments made or required to be made to or by the other Party pursuant to the terms of this Agreement. Before beginning its audit, the Auditor shall execute an undertaking reasonably acceptable to the other Party by which the Auditor shall keep confidential all information reviewed during such audit. The Auditor shall have the right to disclose to the auditing Party only its conclusions regarding any payments owed under this Agreement.

(ii) The audited Party shall make its books and records available for inspection by such Auditor during regular business hours at such place or places where such books and records are customarily kept, upon receipt of reasonable advance notice from the other Party, solely to verify the accuracy of the payments to be made hereunder. The Auditor may only audit the books and records of the audited Party from the [ * ] prior to the Calendar Year in which the audit request is made. Such inspection right shall not be exercised more than once in any Calendar Year and not more frequently than once with respect to books and records covering any specific period of time. All information received and all information learned by a Party in the course of any audit or inspection shall constitute Confidential Information of the other Party.

(iii) The auditing Party shall pay for the cost of the Auditor, as well as its own expenses associated with enforcing its rights with respect to any payments hereunder, except that in the event there is any upward adjustment in aggregate amounts payable for any Calendar Year shown by such audit of more than [ * ] of the amount paid, the audited Party shall pay for the cost of the Auditor.

(iv) If, after conducting an audit pursuant to this Section 8.9(b), the Auditor concludes that additional payments were due hereunder, then the audited Party shall make such make such additional payments to the other Party pursuant to Section 8.6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.10 No Projections. Company and Novartis acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any Collaboration Product, and that the Milestones, Net Sales and Gross Profits levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments or royalty obligations in the event such Milestones or Net Sales levels are achieved. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT EITHER PARTY WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY COLLABORATION PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR MILESTONE, NET SALES LEVEL OR GROSS PROFIT LEVEL OF SUCH COLLABORATION PRODUCT WILL BE ACHIEVED.

Article 9

INTELLECTUAL PROPERTY

9.1 Ownership of Pre-Existing Inventions. As between the Parties, Company shall own Company Patents and Company Know-How existing on the Effective Date, and Novartis or its Affiliates shall own Novartis Patents and Novartis Know-How existing on the Effective Date.

9.2 Disclosure of Inventions and Inventorship Determinations. Each Party shall promptly disclose to the other Party all inventions and discoveries that are conceived, discovered or otherwise made by or on behalf of such Party in the course of conducting activities under this Agreement, whether or not patentable, and all Joint Inventions, in each case including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, subcontractors’ or sublicensees’ directors, officers, employees, representatives or agents describing such inventions, as applicable (“Disclosed Inventions”). Each Party shall not take any steps with respect to filing of a patent or other form of intellectual property protection for any such Disclosed Inventions before the inventorship of such Disclosed Invention is determined by intellectual property counsel for each Party through good faith consultation. In the event of a dispute as to the inventorship of such Disclosed Invention, the Parties shall submit the dispute to an independent intellectual property counsel mutually agreed upon by the Parties, whose decision as to inventorship shall be considered final.

9.3 Ownership of Program Inventions. Each Party shall own an equal, undivided interest in all inventions, and discoveries that are conceived, discovered or otherwise made or reduced to practice by or on behalf of either or both Parties (or their respective Affiliates, subcontractors or sublicensees or its or their respective directors, officers, employees, representatives or agents) in the course of performing activities under this Agreement, whether or not patentable (collectively, “Joint Inventions”), and any and all Patent Rights arising therefrom (collectively, such Patent Rights with respect to Joint Inventions, “Joint Patents”), and Know-How that is conceived, discovered or otherwise made in the course of performing activities under this Agreement by or on behalf of either or both Parties (or their respective Affiliates, subcontractors or sublicensees or its or their respective directors, officers, employees, representatives or agents) in the course of performing activities under this Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(collectively “Joint Know-How”), and other intellectual property rights thereto, in each case to the extent such Joint Inventions, Joint Patents or Joint Know How is not disclosed in a Company Patent or a Novartis Patent. Each Party shall have full rights to license, assign and exploit such Joint Inventions (and any Joint Patents arising therefrom) anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party, subject to the licenses granted herein and subject to Section 7.3 (No Implied Licenses). Inventorship shall be determined in accordance with United States federal patent law. For the purpose of clarification, ownership of Regulatory Filings and Regulatory Approvals shall be governed by Section 4.2.

9.4 Filing, Prosecution, Maintenance and Defense of Company Patents.

(a) Company shall have the initial right and responsibility for filing, prosecuting, maintaining, enforcing, and defending any patent applications or patents related to Company Patents at its sole cost and with commercially reasonable diligence. Company shall provide Novartis with timely copies of all material communications to and from the applicable patent offices concerning prosecution of Company Patents, provide Novartis has the opportunity, reasonably in advance of any filing deadlines, to comment thereon and consult with Company about, and consider in good faith the requests and suggestions of Novartis concerning, such prosecution.

(b) At least [ * ] prior to the applicable date for national stage filing of any international patent application filed under the Patent Cooperation Treaty that would be a Company Patent, Company shall provide Novartis with a list of countries and regions into which Company intends to file such national stage applications. This list shall include at a minimum the [ * ] (each of which may be filed either directly or through such international patent application). Novartis may request that Company file such national stage applications in one or more additional countries. Except as provided herein, Company shall retain the sole right and responsibility for prosecuting, maintaining and defending the patent applications and patents related to Company Patents.

(c) If either Party learns of any actual or suspected commercially material infringement by a Third Party of a patent related to Company Patents , it shall promptly notify the other Party, and representatives of Novartis and Company shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 9.7, provided that Company shall initially be the Controlling Party of any such action.

(d) Upon notice that a Third Party has commenced any action to oppose, revoke, cancel or invalidate a patent related to Company Patents, Novartis and Company shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 9.7, provided that Company shall initially be the Controlling Party of any such action.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) In the event that Company decides with respect to any country not to file or prosecute, or to abandon or let lapse, any patent application or patent related to Company Patents during the Term, Company shall notify Novartis of such decision at least [ * ] prior to the expiration of any deadline relating to such activities. Novartis shall have the option, but not the obligation, to assume responsibility in writing within [ * ] of such notice for prosecuting, maintaining, and defending such patent application or patent, at Novartis’ sole expense. Failure to provide such written notice shall be considered a decision by the other Party that it will not exercise such option, and such option shall immediately terminate. Assuming Novartis exercises its option, Novartis shall keep Company informed of material communications to and from the applicable patent offices concerning prosecution of such patent application or patent.

9.5 Filing, Prosecution, Maintenance and Defense of Novartis Patents.

(a) Novartis shall have the initial right and responsibility for filing, prosecuting, maintaining, enforcing, and defending any patent applications or patents related to the Novartis Patents at its sole cost and with commercially reasonable diligence. Novartis shall provide Company with timely copies of all material communications to and from the applicable patent offices concerning prosecution of the Novartis Patents, provide Company the opportunity, reasonably in advance of any filing deadlines, to comment thereon and consult with Novartis about, and consider in good faith the requests and suggestions of Company concerning, such prosecution.

(b) At least [ * ] prior to the applicable date for national stage filing of any international patent application filed under the Patent Cooperation Treaty that would be a Novartis Patent, Novartis shall provide Company with a list of countries and regions into which Novartis intends to file such national stage applications. This list shall include at a minimum [ * ] (each of which may be filed either directly or through such international patent application). Company may request that Novartis file such national stage applications in one or more additional countries. Except as provided herein, Novartis shall retain the sole right and responsibility for prosecuting, maintaining and defending the patent applications and patents related to the Novartis Patents.

(c) If either Party learns of any actual or suspected commercially material infringement by a Third Party of a patent related to the Novartis Patents, it shall promptly notify the other Party, and representatives of Company and Novartis shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 9.7, provided that Novartis shall initially be the Controlling Party of any such action.

(d) Upon notice that a Third Party has commenced any action to oppose, revoke, cancel or invalidate a patent related to the Novartis Patents, Company and Novartis shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 9.7, provided that Novartis shall initially be the Controlling Party of any such action.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) In the event that Novartis decides with respect to any country not to file or prosecute, or to abandon or let lapse, any patent application or patent related to the Novartis Patents during the Term, Novartis shall notify Company of such decision at least [ * ] prior to the expiration of any deadline relating to such activities. Company shall have the option, but not the obligation, to assume responsibility in writing within [ * ] of such notice for prosecuting, maintaining, and defending such patent application or patent, at Company’s sole expense. Failure to provide such written notice shall be considered a decision by the other Party that it will not exercise such option, and such option shall immediately terminate. Assuming Company exercises its option, Company shall keep Novartis informed of all material communications to and from the applicable patent offices concerning prosecution of such patent application or patent.

9.6 Filing, Prosecution, Maintenance and Defense of Joint Inventions.

(a) Joint Patents.

(i) [ * ] shall provide [ * ] (1) a reasonable opportunity to review and comment on such filing, prosecution and maintenance efforts regarding such Joint Patents in the Territory reasonably prior to any submissions with applicable patent authorities, and (2) with a copy of material communications from any patent authority in any jurisdiction in the Territory regarding such Joint Patents, and shall provide drafts of any material filings or material responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses that [ * ] may have an opportunity to review and comment thereon. Decisions regarding prosecution and maintenance of Joint Patents shall be decided by the Joint Intellectual Property Committee. All costs in the course of performing the filing, prosecution and maintenance activities in the Territory set forth in this Section 9.6(a)(i) shall be equally shared between the Parties.

(ii) If either Party learns of any actual or suspected commercially material infringement by a Third Party of a Joint Patent, it shall promptly notify the other Party, and representatives of Company and Novartis shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 9.7, provided that [ * ].

(iii) Upon notice that a Third Party has commenced any action to oppose, revoke, cancel or invalidate a Joint Patent, Company and Novartis shall confer to determine in good faith an appropriate course of action to enforce or defend such intellectual property rights in accordance with Section 9.7, including which Party shall be the Controlling Party of any such action. The Out-of-Pocket Costs incurred by the Parties in enforcing or defending any such infringement shall be shared by the Parties in accordance with their respective Commercial Sharing Percentages (based on the territory in which such action is brought).

(b) Cooperation. Each Party shall provide the other Party all reasonable notice, assistance and cooperation in the patent prosecution efforts of the other Party, including, with respect to patent term extensions, supplemental protection certificates, orange book listings and other patent filings and linkages, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Patent Term Extensions.

(i) [ * ] shall be responsible for determining the strategy for applying for the extension of the term of any patents for which it has responsibility to prosecute, maintain and defend under this Article 9, such as under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (hereinafter the “Act”), the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country. If requested by [ * ] shall apply for and use its reasonable efforts to obtain such an extension or, should the law require [ * ] (or one of its respective Affiliates, subcontractors or sublicensees hereunder) to so apply, [ * ] hereby gives permission to [ * ] to do so (in which case [ * ] agrees to cooperate with [ * ] in the exercise of such authorization and shall execute such documents and take such additional action as [ * ] may reasonably request in connection therewith). Novartis and Company agree to cooperate with one another in obtaining any patent extension hereunder [ * ].

(ii) [ * ] shall be responsible for determining the strategy with respect to certifications, notices and patent enforcement procedures regarding patents for which it has responsibility to prosecute, maintain and defend under this Article 9 under the Act and the Biologics Price Competition and Innovation Act of 2009 (hereinafter the “BPCIA”). [ * ] shall cooperate, as reasonably requested by [ * ], in a manner consistent with this Section 9.6. [ * ] hereby authorizes [ * ] to: (A) provide in any BLA or in connection with the BPCIA, a list of patents (that may include [ * ]; (B) except as otherwise provided in this Agreement, exercise any rights exercisable by [ * ] as patent owner under the Act or the BPCIA; and (C) exercise any rights that may be exercisable by [ * ] as reference product sponsor under the BPCIA, including (1) engaging in the patent resolution provisions of the BPCIA with regard to patents for which it has responsibility to prosecute, maintain and defend under this Article 9; and (2) determining which patents will be the subject of immediate patent infringement action under § 351(l)(6) of the BPCIA; provided that with respect to [ * ] exercise of rights under the BPCIA, [ * ] shall consult with a representative of [ * ] designated by [ * ] in writing and qualified to receive confidential information pursuant to § 365(l) of the BPCIA with respect to [ * ] exercise of any rights exercisable as reference product sponsor, including providing such representative with timely copies of material correspondence relating to such matters, providing such representative the opportunity, reasonably in advance of any related [ * ] action, to comment thereon and to consult with and consider in good faith the requests and suggestions of [ * ] with respect to such matters.

(iii) In the event that [ * ] desires to apply for an extension of any patents for which [ * ] has responsibility to prosecute, maintain and defend under this Article 9 under the Act, the Supplementary Certificate of Protection of the Member States of the European Union or any other similar measures in any other country; or utilize any such patent for purposes of engaging in the patent resolution provisions or bringing a patent infringement action under the BPCIA; the Parties shall meet in good faith to discuss strategy for such activity, provided that [ * ] shall not be obligated to agree to the use of any such patent for any such activity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.7 Enforcement and Defense of Patent Rights.

(a) A Party asserting its right to enforce or defend any patent under this Agreement (the “Controlling Party”) shall keep the other Party reasonably informed during the course of any legal action related to such enforcement or defense (an “Action”), and shall consult with such other Party before taking any major steps during the conduct of such Action. The other Party shall provide all reasonable cooperation to the Controlling Party in connection with such Action, including being named as a party to such Action if required for standing purposes.

(b) The Controlling Party in an Action shall not take any position with respect to, or compromise or settle, such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of any patent without the other Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).

(c) A Party having the right to be the Controlling Party in an Action shall provide prompt written notice to the other Party (in a sufficiently timely manner that such Action will not be prejudiced) if:

(i) it does not intend to pursue the Action pursuant to this Section 9.7 or take such other action as is required or permitted under the Act or BPCIA to preserve its ability to prosecute a potential Action; or

(ii) it has not commenced such Action within the earlier of: (A) [ * ] after notice of infringement, or (B) [ * ] prior to the time limit, if any, set forth under Applicable Law for filing such Action or taking such other action; or

(iii) it has ceased or intends to cease to diligently pursue such Action or such other action.

(d) Upon receipt of such written notice under Section 9.7(c), the other Party shall have the option to become the Controlling Party. The other Party shall respond with written notice within [ * ] indicating if it intends to exercise such option, upon which such other Party shall become the Controlling Party, and may take its own action (at its own expense) to enforce, or take such other action with respect to, such Action, including initiating its own Action or taking over prosecution of any such Action initiated previously. Failure to provide such written notice shall be considered a decision by the other Party that it will not exercise such option, and such option shall immediately terminate.

(e) Any recovery from an Action shall be first used to offset expenses of each Party directly attributable to such Action in proportion to each Party’s expenses. Any remaining recovery shall belong to the Controlling Party, provided that any such remaining recovery belonging to Novartis shall be treated as Net Sales and Novartis shall pay Company a royalty thereon in accordance with the royalty rates set forth herein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) If the Manufacture, Development or Commercialization of any Collaboration Product results in a Claim or a threatened Claim by a Third Party against a Party for patent infringement or other violation of its intellectual property rights, the Party first having notice thereof shall promptly notify the other in writing. The notice shall set forth the facts of the Claim in reasonable detail. [ * ] shall have the initial right, but not the obligation, to be the Controlling Party to any such Claim.

9.8 Personnel Obligations. Prior to beginning work under this Agreement relating to any Development, Manufacture, use or Commercialization of an Collaboration Molecule or Collaboration Product, each employee, subcontractor, consultant, representative or agent of Novartis or Company or of either Party’s respective Affiliates or sublicensees shall be bound by non-disclosure and invention assignment obligations which are consistent with the obligations of Novartis or Company, as applicable, in this Article 9, to the extent permitted by Applicable Law, including: (a) promptly reporting to Novartis or Company, as applicable, any invention, discovery, process or other intellectual property right; (b) assigning to Novartis or Company, as applicable, all of his, her or its right, title and interest in and to any invention, discovery, process or other intellectual property right; (c) taking actions reasonably necessary to secure patent or other intellectual property protection of such invention, discovery, process or other intellectual property right; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in Article 12. It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

9.9 Trademarks.

(a) Corporate Trademarks and Logos. Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate trademarks, house marks, corporate names or logos. Neither Party shall, without the other Party’s prior written consent, use any such trademarks, house marks, corporate names or logos of the other Party, or marks confusingly similar thereto, in connection with such Party’s Commercialization of Collaboration Products under this Agreement; provided that with regard to each Collaboration Product, to the extent legally permissible, Company will include Novartis’ logo and relevant trademarks on all packaging for and materials regarding such Collaboration Product in the U.S.

(b) Marks. Company, after reasonable consultation with Novartis, shall be responsible for the selection of all trademarks (the “Marks”) for use in connection with the sale or marketing of such Collaboration Product in the Territory in the Field (provided that unless the Parties mutually agree otherwise, no such Mark shall contain the name of the Novartis or another trademark owned or Controlled by Novartis). Company shall be responsible for the registration, maintenance and defense of such Marks and shall own such Marks. The Trademark Costs incurred in connection therewith for Marks applicable to Collaboration

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Products in the Territory shall be determined by the JCC and all Trademark Costs shall be shared equally. All uses of the Marks in the U.S. shall comply with Applicable Law (including those laws and regulations particularly applying to the proper use and designation of trademarks).

Article 10

REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Execution Date as follows:

(a) Corporate Existence and Power. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated by this Agreement, including the right to grant the licenses granted by it hereunder.

(b) Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to the application of principles of equity, the availability of the remedy specific performance, and to applicable public policy and court discretion.

(c) No Conflict. It is not a party to any agreement or commitment that would prevent it from granting the rights granted or intended to be granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d) No Debarment. Neither such Party nor any Affiliate thereof is debarred, has been convicted, or is subject to debarment or conviction pursuant to § 306 of the FD&C Act.

10.2 Representations, Warranties and Covenants by Company. Except as set forth on Company Disclosure Schedule, Company hereby represents and warrants to Novartis, as of the Execution Date, and with respect to Section 10.2(m)only, covenants during the Term as follows with respect to each of the Collaboration Products and the Collaboration Molecules, as applicable:

(a) Exhibit 1(A) attached hereto sets forth a complete and accurate list of all Company Patents in existence as of the Execution Date, including the owner and/or co-owner(s) thereof;

(b) Exhibit 10.2(b) attached hereto sets forth a complete and accurate list of all license, assignment, distribution or other agreements relating to Company Patents and true, complete, and correct copies of such agreements as amended on or prior to the Execution Date, have been provided to Novartis on or prior to the Execution Date;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) Company owns or Controls all of Company Patents and Company Know-How free from Encumbrances and is listed in the records of the appropriate Governmental Authorities as the owner of record or licensee for each registration, grant and application included in Company Patents or Company Know-How;

(d) Company (i) has, with respect to Patent Rights or Know-How owned by it, obtained from all individuals who participated in any respect in the invention or authorship of any Patent Rights or Know-How, effective assignments of all ownership rights of such individuals in such Patent Rights or Know-How and (ii) to its knowledge with respect to Patent Rights or Know-How licensed to it, the licensors under the Existing Third Party Licenses have obtained from all individuals who participated in any respect in the invention or authorship of any Patent Rights or Know-How, effective assignments of all ownership rights of such individuals in such Patent Rights or Know-How, with respect to (i) and (ii) to the extent that any such Patent Rights or Know-How would constitute Company Patents or Company Know-How, as applicable, if Controlled by Company, either pursuant to written agreement or by operation of law;

(e) all of its and its Affiliates’ employees, officers, subcontractors and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Company or its Affiliates, as applicable, of all inventions made during the course of and as the result of their association with Company and obligating the individual to maintain as confidential Company’s Confidential Information as well as confidential information of other parties (including Novartis and its Affiliates) which such individual may receive, to the extent required to support Company’s obligations under this Agreement;

(f) to the knowledge of Company, Company has the right to grant to Novartis the rights under Company Patents and Company Know-How that it purports to grant hereunder;

(g) all application, registration, maintenance and renewal fees in respect of Company Patents as of the Execution Date have been, with respect to Company Patents owned by Company and, to Company’s knowledge, with respect to Company Patents licensed to Company, paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining Company Patents;

(h) to Company’s knowledge, the Development, Manufacture, use or Commercialization of the Collaboration Molecules or Collaboration Products do not infringe the Patent Rights or misappropriate the Know-How of any Third Party, nor has Company received any written notice alleging such infringement or misappropriation;

(i) there are no agreements or arrangements to which Company or any of its Affiliates is a party relating to the Collaboration Products, Collaboration Molecules, Company Patents, or Company Know-How that would limit the rights granted to Novartis under this Agreement or that restrict or will result in a restriction on the Parties’ ability to Develop, Manufacture, use or Commercialize the Collaboration Molecules and the Collaboration Products in the Field in the Territory;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(j) neither Company nor any of its Affiliates, nor any of its or their respective officers, employees, representatives or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Collaboration Molecules or the Collaboration Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Collaboration Molecules or the Collaboration Products, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Collaboration Molecules or the Collaboration Products that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto;

(k) in the course of the Development of Collaboration Products, neither Company nor any of its Affiliates has used prior to the Execution Date any employee, agent or independent contractor who has been debarred or excluded from participation in government healthcare programs by any Regulatory Authority, or, to Company’s knowledge, is the subject of debarment or exclusion proceedings by a Regulatory Authority or has been convicted pursuant to § 306 of the FD&C Act; and

(l) The Existing Third Party Licenses are in full force and effect as modified or amended prior to the Execution Date and Company has provided to Novartis accurate copies of all such Existing Third Party Licenses, and any redacted portions thereof are not material to Novartis’ decision to enter into or assert its rights and perform its obligation under this Agreement. Neither Company nor, to Company’s knowledge, any Third Party licensor is in default with respect to a material obligation under, and neither such party has claimed or, to Company’s knowledge, has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Existing Third Party License. Except as identified in Exhibit 1(B), Company does not Control any other Third Party intellectual property necessary for Novartis to practice the licenses and rights granted under this Agreement.

(m) Company shall, during the Term and with respect to each Existing Third Party License (i) maintain in full force and effect such Existing Third Party License; (ii) promptly provide Novartis with a party’s notice of any default under such Existing Third Party License; (iii) to the extent within Company’s reasonable control, not take any action, fail to take any action or allow any event to occur that would give the respective Existing Third Party licensor the right to terminate such Existing Third Party License, without the written consent of Novartis; (iv) not amend or modify such Existing Third Party License in a manner that will adversely affect Novartis’ rights under this Agreement, without Novartis’ prior written consent; (v) not exercise any right to itself terminate or waive any material right under, which waiver would adversely affect Novartis’ rights under this Agreement, such Existing Third Party License without the prior written consent of Novartis; and (vi) to the extent practicable, notify Novartis prior to any termination of such Existing Third Party License. In addition, Company shall promptly provide Novartis with a copy of any amendments to Existing Third Party Licenses made after the Effective Date. No Third Party has granted Company a license to Patent Rights or Know-How that are not Controlled by Company or its Affiliates but that would, if Controlled by Company or its Affiliates, be within the definition of Company Patent Rights or Company Know-How.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.3 Representations and Warranties by Novartis. Novartis hereby represents and warrants to Company, as of the Execution Date, as follows with respect to each of the Collaboration Products and Collaboration Molecules, as applicable:

(a) Exhibit 1(C) attached hereto sets forth a complete and accurate list of all Novartis Patents in existence as of the Execution Date, including the owner and/or co-owner(s) thereof;

(b) Exhibit 10.3(b) attached hereto sets forth a list of STING agonists included within Novartis Know-How as of the Execution Date;

(c) Exhibit 10.3(c) attached hereto sets forth a complete and accurate list of all license, assignment, distribution or other agreements relating to the Novartis Patents and true, complete, and correct copies of such agreements have been provided to Company on or prior to the Execution Date;

(d) Novartis owns or Controls all of the Novartis Patents and Novartis Know-How free from Encumbrances and is listed in the records of the appropriate Governmental Authorities as the owner of record or licensee for each registration, grant and application included in the Novartis Patents or Novartis Know-How;

(e) to the knowledge of Novartis, Novartis has, with respect to Patent Rights or Know-How owned by it and to its knowledge with respect to Patent Rights or Know-How licensed to it, obtained from all individuals who participated in any respect in the invention or authorship of any Patent Rights or Know-How, effective assignments of all ownership rights of such individuals in such Patent Rights or Know-How to the extent that any such Patent Rights or Know-How would constitute Novartis Patents or Novartis Know-How, as applicable, if Controlled by Novartis, either pursuant to written agreement or by operation of law;

(f) all of its and its Affiliates’ employees, officers, subcontractors and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Novartis or its Affiliates, as applicable, of all inventions made during the course of and as the result of their association with Novartis and obligating the individual to maintain as confidential Novartis’ Confidential Information as well as confidential information of other parties (including Novartis and its Affiliates) which such individual may receive, to the extent required to support Company’s obligations under this Agreement;

(g) to the knowledge of Novartis, Novartis has the right to grant to Company the licenses under the Novartis Patents and Novartis Know-How that it purports to grant hereunder;

(h) all application, registration, maintenance and renewal fees in respect of the Novartis Patents as of the Execution Date have been, with respect to Novartis Patents owned by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Novartis and, to Novartis’ knowledge, with respect to Novartis Patents licensed to Novartis, paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining the Novartis Patents;

(i) to Novartis’ knowledge, the Development, Manufacture, use or Commercialization of the Collaboration Molecules or Collaboration Products do not infringe the Patent Rights or misappropriate the Know-How of any Third Party, nor has Novartis received any written notice alleging such infringement or misappropriation;

(j) there are no agreements or arrangements to which Novartis or any of its Affiliates is a party relating to the Collaboration Products, Collaboration Molecules, Novartis Patents, or Novartis Know-How that would limit the rights granted to Company under this Agreement or that restrict or will result in a restriction on the Parties’ ability to Develop, Manufacture, use or Commercialize the Collaboration Molecules and the Collaboration Products in the Field in the Territory;

(k) neither Novartis nor any of its Affiliates, nor any of its or their respective officers, employees, representatives or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Collaboration Molecules or the Collaboration Products, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Collaboration Molecules or the Collaboration Products, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Collaboration Molecules or the Collaboration Products that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto;

(l) in the course of the Development of Collaboration Products, neither Novartis nor any of its Affiliates has used prior to the Effective Date any employee, agent or independent contractor who has been debarred by any Regulatory Authority, or, to Novartis’ knowledge, is the subject of debarment proceedings by a Regulatory Authority or has been convicted pursuant to § 306 of the FD&C Act; and

(m) Novartis does not Control any other Third Party intellectual property necessary for Company to practice the licenses and rights granted under this Agreement; and no Third Party has granted Novartis a license to Patent Rights or Know-How that are not Controlled by Novartis or its Affiliates but that would, if Controlled by Novartis or its Affiliates, be within the definition of Novartis Technology.

10.4 Restrictions on Technology.

(a) No Transfer of Title. Company covenants and agrees that from the Execution Date until the expiration of the Term, neither it nor its Affiliates shall enter into any agreement with any Third Party, whether written or oral, with respect to, or otherwise assign, transfer, license, convey its right, title or interest in or to or grant any other Encumbrance to or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

under, Company Technology or any Collaboration Product in each case, that would prevent it from granting the rights to Novartis by Company under this Agreement or that would restrict either Party’s ability to Develop, Manufacture, use or Commercialize such Molecules and such Collaboration Products in the Field in the Territory in accordance with this Agreement.

(b) Existing Third Party Agreements. During the Term, Company and its Affiliates and Novartis and its Affiliates shall not take any action, or omit to take any action, that would result in a material breach or early termination of any Existing Third Party License or any material rights thereunder. Each Party shall promptly notify the other Party after its receipt of any notice of any actual or alleged breach under any Existing Third Party License that could result in the termination of such agreement(s) or any material reduction or other material limitation in any rights thereunder. The non-breaching Party shall be entitled to cure any such breach and set off any Losses incurred in doing so against any payment due under this Agreement.

10.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

Article 11

INDEMNIFICATION

11.1 Indemnification by Company. Subject to the other provisions of this Article 11, Company shall defend Novartis, its Affiliates and its sublicensees and each of their respective officers, directors, agents, representatives and employees (collectively, “Novartis Indemnitees”) from and against all charges, allegations, notices, civil, criminal or administrative claims, demands, complaints, causes of action, proceedings or investigations of a Third Party (collectively, “Claims”), and indemnify and hold harmless such Novartis Indemnitees from and against any and all losses, liabilities, obligations, awards, settlements, penalties, fines, sanctions, damages and reasonable costs (including awards of court costs and reasonable attorneys’ fees) (collectively, “Losses”) that result from any such Claims, where and to the extent that such Claims are made or brought against any Novartis Indemnitee by or on behalf of a Third Party, and solely to the extent such Claim is based on or arises out of:

(a) the negligent, reckless or willful actions or omissions of Company or its Affiliates in performing Company’s obligations under this Agreement or any other agreement entered into in connection with this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) the breach of any obligation, covenant, warranty or representation made by Company under this Agreement or any other agreement entered into in connection with this Agreement;

(c) the Development, Manufacture or use of any Collaboration Molecule or Collaboration Product by or on behalf of Company and/or its Affiliates or licensees prior to the Effective Date;

(d) any misappropriation of trade secrets, proprietary materials, and/or patentable subject matter, in each case owned or controlled by a Third Party in relation to the Development or Manufacture of a Collaboration Product, Collaboration Molecule or Company’s STING technology at any time prior to the Effective Date, whether by or on behalf of Company or its Affiliates, or from which Company or its Affiliates benefited;

(e) with respect to any Patent Rights or Know-How licensed under any Existing Third Party License, the failure to obtain effective assignments of all ownership rights in such Patent Rights or Know-How to the respective Existing Third Party Licensor;

(f) any violation of Applicable Law by Company, its Affiliates or licensees in the course of its activities under this Agreement; or

(g) Company’s breach of any Existing Third Party License, whether prior to or after the Effective Date;

provided, however, except in each case to the extent that such Claim or Loss is attributable to any matter for which Novartis is obligated to indemnify an Company Indemnitee pursuant to Section 11.2 below.

11.2 Indemnification by Novartis. Subject to the other provisions of this Article 11, Novartis shall defend Company, its Affiliates and its sublicensees and each of their respective officers, directors, agents, representatives and employees (collectively, “Company Indemnitees”), from and against all Claims, and indemnify and hold harmless such Company Indemnitees from and against any and all Losses that result from such Claims, where and to the extent that such Claims are made or brought against any Company Indemnitee by or on behalf of a Third Party, and solely to the extent such Claim is based on or arises out of:

(a) the negligent, reckless or willful actions or omissions of Novartis or its Affiliates in performing Novartis’ obligations under this Agreement or any other agreement entered into in connection with this Agreement;

(b) the breach of any obligation, covenant, warranty or representation made by Novartis under this Agreement or any other agreement entered into in connection with this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) the Development, Manufacture or use of any Collaboration Molecule or Collaboration Product by or on behalf of Novartis and/or its Affiliates or licensees prior to the Effective Date;

(d) misappropriation of trade secrets, proprietary materials, and/or patentable subject matter, in each case owned or controlled by a Third Party in relation to the Development or Manufacture of a Collaboration Product or Collaboration Molecule at any time prior to the Effective Date, whether by or on behalf of Novartis or its Affiliates, or from which Novartis or its Affiliates benefited; or

(e) any violation of Applicable Law by Novartis, its Affiliates or licensees in the course of its activities under this Agreement;

provided, however, except in each case to the extent that such Claim or Loss is attributable to any matter for which Company is obligated to indemnify Novartis Indemnitee pursuant to Section 11.1 above.

11.3 Indemnification Procedures. A Person entitled to indemnification pursuant to either Section 11.1 or Section 11.2 will hereinafter be referred to as an “Indemnitee.” A Party obligated to indemnify an Indemnitee hereunder will hereinafter be referred to as an “Indemnitor.” In the event any Novartis Indemnitee or Company Indemnitee is seeking indemnification under either Section 11.1 or Section 11.2, Novartis or Company, as applicable, will inform the applicable Indemnitor of a Claim as soon as reasonably practicable, but in no event more than [ * ], after it receives notice of the Claim, it being understood and agreed that the failure to give notice of a Claim as provided in this Section 11.3 will not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that such Indemnitor is actually and materially prejudiced as a result of such failure to give notice. The Indemnitee will permit the Indemnitor to assume direction and control of the defense of such Claim using counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, and, at the Indemnitor’s expense, will cooperate, and cause its Affiliates and agents to cooperate, as reasonably requested in the defense of such Claim. The Indemnitee will have the right to retain its own counsel at its own expense; provided that if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes, based on advice from counsel, that the Indemnitor and the Indemnitee may have conflicting interests with respect to such Claim, the Indemnitor will be responsible for the cost of one counsel for the Indemnitee (and all other Indemnitees in connection with the same Claim or multiple Claims arising out of the same events or circumstances). The Indemnitor may not settle such Claim, or otherwise consent to an adverse judgment in such Claim without the Indemnitee’s prior written consent, not to be unreasonably withheld or delayed; provided that the Indemnitor shall not be required to obtain such consent with respect to the settlement of any Claim under which the sole relief provided is for monetary damages that are paid in full by the Indemnitor, which would not diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnitee, and which does not result in any finding or admission of fault by the Indemnitee. Each of the Indemnitee and the Indemnitor shall not make any admission of liability in respect of any Claim without the prior written consent of the other Party, and the Indemnitee shall use reasonable efforts to mitigate Losses arising from such Claim.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4 Defense of and Indemnification for Product Liability Claims. Except for Claims covered by Section 11.1 or 11.2, with respect to any Shared Product Liability Claim during the Term, the Parties agree that:

(a) Each of Company and Novartis shall indemnify and hold harmless the Novartis Indemnitees or Company Indemnitees, as applicable, from and against its respective Commercial Sharing Percentage (based on the territory in which such Shared Product Liability Claim is brought) of all Losses incurred by such Novartis Indemnitees or Company Indemnitees, as applicable, based on or arising out of any Shared Product Liability Claim made or brought against any Novartis Indemnitees or Company Indemnitees, as applicable, by or on behalf of a Third Party (“Product Liability Share”).

(b) If either Party becomes aware of any Shared Product Liability Claim, it shall inform the other Party as soon as reasonably practicable, but in no event more than [ * ], after it receives notice of such Shared Product Liability Claim, it being understood and agreed that the failure by either Party to give notice of a Shared Product Liability Claim will not relieve the other Party of its obligations under this Agreement except and only to the extent that such the other Party is actually and materially prejudiced as a result of such failure to give notice.

(c) Novartis shall assume direction and control of the defense of any Shared Product Liability Claim, and Company will cooperate as reasonably requested in the defense of such Shared Product Liability Claim; provided that Novartis shall (i) use counsel reasonably acceptable to Company; and provided further that, if Company reasonably concludes, based on advice from counsel, that Company and Novartis have conflicting interests with respect to such Shared Product Liability Claim, Company shall have the right to obtain counsel of its own at its own cost, (ii) keep Company reasonably informed as to the status of such defense, and (iii) consult with Company in good faith with regard to all material litigation strategy decisions in connection with such defense, including, if applicable, joining Company as a co-party. Novartis shall provide Company an invoice for Company’s Product Liability Share of the costs of such defense each Calendar Quarter during the Term, and unless otherwise disputed by Company in good faith in accordance with Section 15.2, Company shall pay the amount set forth in such invoice to Novartis within [ * ] after receipt.

(d) Novartis may not settle or compromise any Shared Product Liability Claim without obtaining the consent of Company, such consent not to be unreasonably withheld or delayed.

(e) Each Calendar Quarter during the Term, each Party shall provide the other Party with a full accounting of all Losses incurred (if any) in connection with any Shared Product Liability Claim for which each Party is obligated to indemnify the other pursuant to subsection (a) above, together with an invoice for [ * ] of such Losses pursuant to Section 8.6. Unless otherwise disputed by the other Party in good faith, such other Party shall pay the amount set forth in the invoice within [ * ] after receipt of such invoice.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f) Novartis shall indemnify and hold harmless Company Indemnitees from and against any and all Losses incurred by such Company Indemnitees based on or arising out of any Novartis Product Liability Claim made or brought against any Company Indemnitees by or on behalf of a Third Party.

11.5 Limitation of Liability. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN LAW, EQUITY, CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS OR OPPORTUNITIES OR DIMINUTION OF GOODWILL SUFFERED BY THE OTHER PARTY OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS A RESULT OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11. NOTWITHSTANDING ANYTHING EXPRESS OR IMPLIED IN THIS SECTION 11.5, A PARTY OR ITS AFFILIATE, AS APPLICABLE, SHALL BE ENTITLED TO RECOVER ALL AMOUNTS ACCRUED AND OWING UNDER THIS AGREEMENT.

11.6 Insurance. Each Party shall procure and maintain insurance (which may take the form of self insurance), including product liability insurance, with respect to its activities hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Collaboration Product is being clinically tested in human subjects or commercially distributed or sold. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least [ * ] days prior to the cancellation, non-renewal or material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

Article 12

CONFIDENTIALITY

12.1 Duty of Confidence.

(a) Subject to the other provisions of this Article 12, all Confidential Information disclosed by a Party (“Disclosing Party”) or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the other Party (“Recipient Party”). The Recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the Recipient Party under this Agreement. Subject to the other provisions of this Article 12, each Party shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such Recipient Party maintains its own confidential information. Subject to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the other provisions of this Article 12, a Recipient Party may only disclose Confidential Information of the other Party to employees, representatives, agents, sublicensees, subcontractors, consultants and advisers of the Recipient Party and its Affiliates to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

(b) Subject to the other provisions of this Article 12, the existence of this Agreement and the terms and conditions of this Agreement shall be considered Confidential Information of both Parties and each Party shall maintain in confidence and otherwise safeguard such terms and conditions as such in accordance with this Article 12.

12.2 Exceptions. The obligations under this Article 12 shall not apply to any information to the extent the Recipient Party can demonstrate by competent evidence that such information:

(a) is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Recipient Party or its Affiliates;

(b) was known to, or was otherwise in the possession of, the Recipient Party or its Affiliates prior to the time of disclosure by the Disclosing Party or any of its Affiliates;

(c) is disclosed to the Recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party or any of its Affiliates; or

(d) is independently developed by or on behalf of the Recipient Party or its Affiliates, as evidenced by its written records, without reference to the Confidential Information disclosed by the Disclosing Party or its Affiliates under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Recipient Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Recipient Party unless the combination and its principles are in the public domain or in the possession of the Recipient Party.

12.3 Authorized Disclosure.

(a) In addition to disclosures allowed under Section 12.2, each Party may disclose Confidential Information belonging to the other Party or its Affiliates solely to the extent such disclosure is necessary in the following instances: (i) filing or prosecuting Patent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Rights as permitted by this Agreement; (ii) in connection with Regulatory Filings for Products; (iii) prosecuting or defending litigation as permitted by this Agreement; (iv) complying with Applicable Law, court orders or governmental regulations, including rules of self-regulatory organizations and SEC filing and disclosure requirements; (v) Company’s disclosure of Confidential Information under this Agreement (including Novartis’ Confidential Information) to any Existing Third Party Licensor to the limited extent required by an Existing Third Party License; (vi) to the extent such disclosure is reasonably necessary and with prior notice if possible under the circumstances: (A) to comply with the terms of agreements with Third Parties related to a Collaboration Product that exist as of the Effective Date; (B) to comply with the terms of agreements with Third Parties related to a Collaboration Product that are entered into after the Effective Date, provided that such agreements are entered into in compliance with the terms of this Agreement and, further provided that the provisions of such agreements requiring disclosure of the other Party’s Confidential Information have been reviewed and approved by such other Party (such approval not to be unreasonably withheld); or (vii) to potential or actual investors or acquirers as may be necessary in connection with their evaluation of a potential or actual investment or acquisition; provided that such persons shall be subject to obligations of confidentiality and non-use at least as protective as those set forth in this Article 12; and (viii) to the extent otherwise necessary or appropriate in connection with its rights and performing its obligations hereunder.

(b) In the event the Recipient Party is required to disclose Confidential Information of the Disclosing Party by law, applicable court order or governmental regulation or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that the Recipient Party (i) informs the Disclosing Party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to that which is legally required to be disclosed; and (iii) at the Disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure.

(c) Either Party may disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirers (and their respective professional attorneys and advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as part of their due diligence investigations, or to existing and potential licensees or sublicensees or to permitted assignees, in each case under an agreement to keep the terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 12.3(c).

12.4 Public Disclosures of Data.

(a) Neither Party nor any of its Affiliates shall, except as may be required by Applicable Law in the reasonable judgment of such Party or its Affiliates and its or their counsel, publicly disclose data or results of Clinical Studies or Nonclinical Studies that have not already been publicly disclosed with respect to any Collaboration Molecule or Collaboration Product (whether conducted prior to or during the Term), except as provided in this Section 12.4.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) Scientific and Medical Conferences. All presentations of data and results of Clinical Studies or Nonclinical Studies relating to or arising out of Development activities hereunder at scientific and medical conferences shall be by mutual written agreement of the Parties.

(c) Publications. Publications of data and results of Clinical Studies or Nonclinical Studies relating to or arising out of Development activities hereunder in peer-reviewed journals (“Publications”) shall be made only pursuant to this Section 12.4(c). The Party proposing a Publication shall provide the other Party with the opportunity to review the proposed Publication at least [ * ] Business Days prior to its intended submission for publication. If the other Party offers no comments on the Publication, the submitting Party may submit the Publication [ * ] Business Days after it provided the Publication to the reviewing Party (or earlier, with the written consent of the reviewing Party). The submitting Party shall consider the comments of the reviewing Party in good faith. If the Parties are unable to agree upon any aspect of the Publication, including its form, content, timing (including with respect to additional time required for seeking patent protection for inventions disclosed in the Publication), or proposed medium of publication, either Party may refer the dispute to the JSC, which shall resolve the dispute in the best interests of the Development and Commercialization of the Collaboration Molecules and the Collaboration Products and in a manner designed to the extent possible to enable each Party to comply with its publication policies. The submitting Party shall provide the other Party a copy of the Publication at the time of the submission. Notwithstanding the foregoing, the JSC shall not have the right to authorize the publication of either Party’s Confidential Information without such Party’s consent, except that this restriction shall not restrict the JSC from authorizing any publication of any Clinical Study results. Each Party agrees to acknowledge the contributions of the other Party, and the employees of the other Party, in all publications as scientifically appropriate.

12.5 Publicity.

(a) A press release relating to this Agreement will be mutually agreed upon by the Parties and shall be released on the Effective Date, unless otherwise agreed by the Parties. Neither Party shall issue any other press release or make any other public announcement concerning this Agreement, the terms hereof or the Collaboration without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that, in the event that any Party fails to provide such prior written consent, the Party wishing to issue such press release or public announcement may refer such dispute to the JSC for resolution in accordance with Section 2.5. The Party preparing any such other press release or public announcement shall, if reasonably practicable, provide the other Party with a draft thereof at least [ * ] Business Days prior to the date on which such Party would like to issue the press release or make the public announcement; provided, however, that a Party may issue such press release or public announcement without such prior review and consent by the other Party if (i) the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party and (ii) such press release or public announcement does not materially differ from the previously issued press release or other publicly available information. Notwithstanding the foregoing, under no circumstance may

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

either Party use the name, trademark, trade name, logo or image of the other Party or its Affiliates in any publicity, press release or other public announcement, including on any website or public forum, without the prior written consent of the other Party. In addition, if a Party enters into a sublicense or other agreement with any sublicensee, subcontractor or other Third Party, such Party shall not permit such sublicensee, subcontractor or other Third Party to use the name, trademark, trade name, logo or image of the other Party or its Affiliates in any publicity, press release or other public announcement, including on any website or public forum, without the prior written consent of the other Party.

(b) Notwithstanding the other provisions of this Article 12, each Party may make any disclosures required of it, including disclosure of the terms of this Agreement, to comply with any duty of disclosure it may have pursuant to Applicable Law or pursuant to the rules of any Governmental Authority (including the SEC) or any recognized stock exchange. In the event of a disclosure required by Applicable Law, Governmental Authority or the rules of any recognized stock exchange, the Parties shall coordinate with each other with respect to the timing, form and content of such required disclosure. If the Parties are unable to agree on the timing, form or content of any required disclosure, such disclosure shall be limited to the minimum required as reasonably determined by the Party subject to the disclosure requirement, in consultation with its legal counsel. Notwithstanding the foregoing, if so requested by the other Party, the Party subject to such requirement shall use Commercially Reasonable Efforts to obtain an order protecting to the maximum extent possible the confidentiality of the required disclosures, or such portion thereof as reasonably requested by the other Party, including any provisions of this Agreement requested by the other Party to be redacted from any filing with or by the SEC or other Governmental Authority or recognized stock exchange.

12.6 Return of Confidential Information. Upon the expiration or termination of this Agreement, the Recipient Party shall return to the Disclosing Party or destroy all Confidential Information received by the Recipient Party from the Disclosing Party, except for one copy which may be retained in its confidential files for archive purposes. Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Recipient Party shall continue to be bound by its obligations of confidentiality and other obligations under this Article 12.

Article 13

TERM AND TERMINATION

13.1 Term. The term of this Agreement (the “Term”) shall become effective on the Effective Date and shall remain in effect, subject to earlier termination under Section 13.2, until the date that is the later of (a) the expiration of the Royalty Term throughout the Fixed Royalty Territory for all Collaboration Products, and (b) the date on which the Parties mutually agree to cease the promotion and sale of all Collaboration Products throughout the Profit Share Territories (if the Fixed Royalty Territory does not comprise the entire Territory).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.2 Termination by Either Party for Breach or Insolvency.

(a) Breach. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it under Applicable Law or in equity, terminate this Agreement, in its entirety or with respect to one or more of any of the Collaboration Products in one or more of the countries in the Territory, if the other Party (the “Breaching Party”) shall have materially breached (1) a representation or warranty made by such Party under this Agreement or (2) its obligations under this Agreement, and in the case of clause (2) such breach shall have continued for [ * ] (or, in the case of a payment breach, [ * ]) after written notice thereof was provided to the Breaching Party by the Non-Breaching Party describing the alleged breach. Subject to Section 13.2(b), any such termination of this Agreement under this Section 13.2(a) shall become effective at the end of such [ * ] cure period, unless:

(i) the Breaching Party has cured such breach prior to the expiration of such cure period; or

(ii) such breach is not susceptible to cure within such cure period even with the use of Commercially Reasonable Efforts, in which event the Non-Breaching Party’s right to termination shall be suspended only if and for so long as (A) the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of the applicable breach, (B) such plan is acceptable to the Non-Breaching Party in its sole discretion as confirmed in writing, and (C) the Breaching Party commits to and does carry out such plan; provided that, unless otherwise mutually agreed by the Parties, in no event shall such suspension of the Non-Breaching Party’s right to terminate extend beyond [ * ] after the original cure period.

(b) Disagreement. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that seeks to dispute that there has been a material breach may contest the allegation in accordance with Section 15.2. The cure period for any allegation made in good faith as to a material breach under this Agreement will, subject to Section 15.2, run from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party; provided that such cure period shall be stayed in the event that during such cure period, the alleged Breaching Party shall have initiated dispute resolution in good faith in accordance with Section 15.2 with respect to the alleged breach, which stay shall last so long as such alleged Breaching Party diligently and in good faith cooperates in the prompt resolution of such dispute resolution proceedings.

(c) Insolvency. Either Company or Novartis may terminate this Agreement in its entirety immediately upon written notice to the other Party if an Insolvency Event occurs in relation to the other Party. In any event, when a Party first becomes aware of the likely occurrence of any Insolvency Event in regard to that Party, such Party shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect such other Party’s interests under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.3 Termination by Either Party for Safety Reasons. Either Party shall have the right, exercisable at any time to terminate this Agreement with respect to a Collaboration Product, either in whole or for a specific indication for such Collaboration Product, if it in good faith believes that it is not advisable for the Parties to continue to Develop or Commercialize such Collaboration Product (either in whole or for such indication) from a scientific, regulatory or ethical perspective as a result of a bona fide serious safety issue regarding the use of such Collaboration Product on its own or in such indication; provided that prior to exercising such termination right, such issue and the applicable Party’s desire to terminate this Agreement with respect to such Collaboration Product (either in whole or for such indication) as a result of such issue shall have been deliberated with due care by both the JRDC and JSC.

13.4 Termination by Novartis for Convenience. At any time after the third (3rd) anniversary of the Effective Date, Novartis shall have the right, exercisable at any time to terminate this Agreement in its entirety for convenience, on one hundred eighty (180) days’ notice to Company.

13.5 Effects of Expiration or Termination.

(a) Accrued Obligations; Termination Not Sole Remedy. Except as otherwise expressly provided herein, the expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement prior to such expiration or termination.

(b) Effects of Expiration or Termination.

(i) Upon the earlier termination of this Agreement in its entirety or with respect to one or more Collaboration Products pursuant to Section 13.2 in one or more of the countries in the Territory, or upon the earlier termination of this Agreement with respect to one or more Collaboration Products pursuant to Section 13.3 or Section 13.4 throughout the Territory, then with respect to such Collaboration Products and countries, as applicable:

(A) Each license under Section 7.1 and for such Collaboration Product(s) in such country(ies) shall terminate;

(B) Novartis shall cease its Commercialization activities and any Development activities related to such Collaboration Product(s) in such country(ies); and

(C) No Milestone achieved with respect to such Collaboration Product(s) after the effective date of termination for the applicable Collaboration Product shall give rise to any Milestone Payments by Novartis.

(ii) Following expiration of the Royalty Term throughout the Fixed Royalty Territory for all Collaboration Products and mutual agreement of the Parties to cease the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

promotion and sale of all Collaboration Products throughout the Profit Share Territories (if the Fixed Royalty Territory does not comprise the entire Territory), the licenses granted to Novartis under this Agreement with respect to such Collaboration Product throughout the Fixed Royalty Territory shall continue as fully paid-up, royalty free licenses, and Novartis, may in its discretion and without accounting or other obligation to Company to continue its Commercialization activities and any Development activities related to the Collaboration Products throughout the Fixed Royalty Territory.

(c) Additional Effects of Termination. In addition to the effects set forth in Section 13.5(b)(i), upon a termination of this Agreement in its entirety by Novartis pursuant to Section 13.4 or Section 14.1(b)(ii), or by a Party pursuant to Section 13.2, the rights and obligations of Company and Novartis shall be as set forth in this Section 13.5(c). For purposes hereof, (i) “Discontinuing Party” shall mean, (A) Novartis, in the event of a termination by Novartis pursuant to Section 13.4 or Section 14.1(b)(ii) or by Company pursuant to Section 13.2 and (B) Company, in the event of a termination by Novartis pursuant to Section 13.2, and (ii) “Continuing Party” shall mean (A) Company, in the event of a termination by Novartis pursuant to Section 13.4 or Section 14.1(b)(ii) or by Company pursuant to Section 13.2 and (B) Novartis, in the event of a termination by Novartis pursuant to Section 13.2.

(i) Effective upon the date of such termination, the Discontinuing Party hereby grants to the Continuing Party a [ * ] right and license under (i) the Novartis Patents and Novartis Know-How, if Novartis is the Discontinuing Party or (ii) Company Patents and Company Know-How, if Company is the Continuing Party, in each case, to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, and have Commercialized Collaboration Products in the Field in the Territory; provided that [ * ]. Neither Party will be obligated to enter into any transaction described in this Section 13.5(c)(i), and neither Party will have any liability to the other for failure to do so. The Discontinuing Party hereby acknowledges and agrees that the Continuing Party shall be free to use Joint Know-How, Joint Patents and Joint Inventions without any need for an accounting with respect thereto.

(ii) Prior to the effective date of such termination, the Parties shall negotiate in good faith and agree upon a commercially reasonable transition plan that sets forth a strategy and estimated schedule for the transition of Know-How and Collaboration Products to the Continuing Party in order to seek to minimize any disruption to the Development or Commercialization of the Collaboration Products. The transition plan shall provide that the Parties shall use Commercially Reasonable Efforts for support in Commercialization, Development and regulatory activities, and such other matters as the Parties may agree. The Parties shall cooperate in good faith and provide each other reasonable consultation and assistance to effect a smooth and orderly transition, including with respect to the transfer of responsibility for ongoing Clinical Studies.

(iii) At the Continuing Party’s option, which shall be exercised by written notice, to the extent permitted under Applicable Law, the Discontinuing Party shall assign or cause to be assigned to the Continuing Party or its designee, at no cost to the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Continuing Party, any and all Regulatory Filings made with, and all Regulatory Approvals obtained from, Regulatory Authorities in the Territory specifically relating to the Collaboration Products, in all cases, only to the extent such assignment is legally permissible. To the extent such assignment is not legally permissible, the Discontinuing Party shall take all reasonable actions to make available to the Continuing Party or its designee the benefits of such Regulatory Filings and Regulatory Approvals.

(iv) The Discontinuing Party shall promptly provide to the Continuing Party, at no cost to the Continuing Party, all Know-How, materials, and other development data specifically relating to the Collaboration Products; provided that the Discontinuing Party shall be entitled to retain copies of such items for legal archival and regulatory purposes. The Discontinuing Party shall deliver to the Continuing Party (i) all clinical data and information in the Discontinuing Party’s possession or control relating solely to Collaboration Products, including for clarity, manufacturing data, if any and (ii) copies of all reports, records, regulatory correspondence and other materials in the Discontinuing Party’s possession or control relating solely to the clinical development of Collaboration Products, in each case (i) and (ii) in the same form in which the Discontinuing Party maintains such data, information and other items.

(v) The Discontinuing Party shall grant to the Continuing Party a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any analogous Applicable Law recognized outside of the United States), with respect to Regulatory Filings and development data transferred to the Continuing Party pursuant to Section 13.5(c)(iii) and 13.5(c)(iv) above.

(vi) [ * ].

(vii) The Discontinuing Party shall have the right to continue to sell its existing inventory of Collaboration Products for a period not to exceed [ * ] after the effective date of such termination, and the Continuing Party shall continue to receive royalties and gross profit payments with respect to such sales in accordance with the terms hereof.

(viii) The Discontinuing Party shall assign to the Continuing Party all right, title and interest in and to all Marks used exclusively with Collaboration Products.

(ix) If Company is the Discontinuing Party, Novartis shall pay to Company any amounts that Company is obligated to pay to Third Parties ([ * ]) under the Existing Third Party Licenses as a result of the license granted to Novartis pursuant to Section 13.5(c)(i). In addition, Novartis shall comply with any other obligations in the Third Party Licenses that are applicable to the grant to Novartis of the license pursuant to Section 13.5(c)(i).

(x) If Company is the Continuing Party, the Parties shall negotiate in good faith a supply agreement for the Manufacture and supply of Commercial Products following the effective of such termination, which agreement shall be on commercially reasonable terms and shall provide that, upon Company’s request at any time during the term of such agreement, Novartis shall transfer supply to Company or its designee. Such agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall have a term that commences upon the effective date of such termination and continues until the later of (A) the [ * ] anniversary of the effective date of such termination or (B) the completion of the transition of supply to Company or its designee and of the validation any successor supplier, including Company, as required to continue with Development and Commercialization activities in respect of the Collaboration Products.

(d) Except as set forth in this Section 13.5 and Section 13.7, the rights and obligations of the Parties hereunder solely with respect to such Collaboration Product(s) in such country(ies) (and not with respect to any other Collaboration Product(s) or country(ies)) shall terminate as of the date of such termination; provided that other than in the event of the termination of this Agreement in its entirety, the rights and obligations with respect to any remaining Collaboration Products and countries under this Agreement shall continue pursuant to the terms of this Agreement.

13.6 Rights in Bankruptcy.

(a) All licenses, Commercialization, Manufacturing and Development rights granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of § 365(n) of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Code”) and any similar laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under Section 101 of the Code. The Parties agree that Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country in the Territory. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Company under the Code and any similar laws in any other country in the Territory, Novartis will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless Company elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon written request therefor by Novartis following the rejection of this Agreement by or on behalf of Company.

(b) All rights, powers and remedies of Novartis provided for in this Section 13.6 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Code and any similar laws in any other country in the Territory). In the event of the bankruptcy of Company, Novartis, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Code and any similar laws in any other country in the Territory). The Parties agree that they intend the following Novartis rights to extend to the maximum extent permitted by law, including for purposes of the Code and any similar laws in any other country in the Territory: (i) the right of access to any intellectual property (including all embodiments thereof) of Company, or any Third Party with whom Company contracts to perform an obligation of Company under this Agreement which is

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

necessary for the Development, Manufacture and/or Commercialization of Collaboration Products in the Territory; (ii) the right to contract directly with any Third Party described in (i) to complete the contracted work; and (iii) the right to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to Company under this Agreement.

13.7 Survival. Notwithstanding anything to the contrary, the following provisions shall survive and continue to apply after expiration or termination of this Agreement in its entirety: Sections 7.3, 8.8 (with respect to tax matters relating to the Term), 8.9(a), 8.9(b) (until the third (3rd) anniversary of the expiration or termination of the Agreement), 8.6, 8.7, 8.10, 9.1, 9.3, 10.1, 10.2, 10.3, 10.5, 15.1, 15.2 and 15.3; and Article 11 (until the applicable statute of limitations has expired), Article 12 (until the date that is [ * ] years after expiration or termination of the Agreement), Article 13 and Article 16. The expiration or termination of this Agreement for any reason will not affect any payment obligation under this Agreement with respect to payment amounts that have accrued as of the date of such expiration or termination.

Article 14

CHANGE OF CONTROL[ * ]

14.1 Acquisition; Change of Control.

(a) Notice. In the event of a Change of Control of Company (Company or, if applicable, its successor following a Change of Control, the “Acquired Party”), the Acquired Party shall notify Novartis of such Change of Control in writing no later than [ * ] after the effective date of such Change of Control (a “Change of Control Notice”).

(b) Election upon Change of Control. Novartis may elect, within [ * ] of the Change of Control Notice and upon written notice to Company, to effect one of the options described in (i), (ii) or (iii) below:

(i) Continue as a Party to the Collaboration pursuant to the terms of this Agreement;

(ii) Terminate this Agreement effective as of a date specified by Novartis, with the effects described in Section 13.5(a), Section 13.5(b) and Section 13.5(c); or

(iii) Effect an “operational separation” with effects as provided in Section 2.8.

14.2 [ * ].

(a) [ * ]. During the [ * ], except pursuant to and subject to the provisions of this Agreement, [ * ]. If during the Term a Party or its Affiliates [ * ], then such Party [ * ]:

(i) At the discretion and request of [ * ], the Parties shall discuss [ * ]. Following such discussions, [ * ]. If the Parties are [ * ], then [ * ].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii) If no request is made pursuant to Section 14.2(a)(i), then [ * ].

(iii) Any such [ * ]. In the case of [ * ], the Party and its Affiliates may [ * ].

(iv) During the [ * ], provided, however, that such Party [ * ].

(b) [ * ]. Each Party acknowledges that [ * ]. Each Party acknowledges that [ * ].

(c) [ * ]. If any [ * ]. It is the intention of the Parties that [ * ].

Article 15

GOVERNING LAW; DISPUTE RESOLUTION [ * ]

15.1 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of laws principles that would result in the application of any laws other than the laws of the State of New York. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to the interpretation of this Agreement.

15.2 Dispute Resolution.

(a) Unless otherwise set forth in this Agreement (including in Section 9.2), in the event of any dispute arising under this Agreement between the Parties, either Party shall have a right to refer such dispute to the respective Dispute Resolution Officers, and such Dispute Resolution Officers shall attempt in good faith to resolve such dispute. If the Parties are unable to resolve a given dispute pursuant to this Section 15.2(a) within [ * ] of referring such dispute to the Dispute Resolution Officers, any such dispute shall be resolved pursuant to Section 15.2(b); provided that disputes that are subject to a Party’s final decision-making authority pursuant to Section 2.5(c) shall not be subject to the dispute resolution procedures in Section 15.2(b) and not subject to further dispute resolution, whether in a court of law, equity or otherwise. THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

(b) In the event of an unresolved dispute arising under this Agreement between the Parties to a Party’s final decision-making authority pursuant to Section 2.5(c) (including any such dispute that is not resolved under Section 15.2(a) within [ * ] of such dispute being referred to the Dispute Resolution Officers), each Party reserves its right to any and all remedies available under Applicable Law or equity with respect to such dispute. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement and subject to this Section 15.2(b). Each Party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

such action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.3 Injunctive Relief; Remedy for Breach of Exclusivity. Nothing in Section 2.5 shall limit or effect a Party’s exercise of its rights under this Section 15.3. Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction, at any time, in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the resolution of any dispute hereunder, including under this Article 15.

15.4 [ * ]. [ * ].

Article 16

MISCELLANEOUS

16.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the Execution Date with respect to the subject matter hereof, including, the Confidentiality Agreement, dated November 3, 2014, between Company and Novartis Institutes of BioMedical Research, Inc. an Affiliate of Novartis. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein. Notwithstanding the authority granted to the JSC and Subcommittees under this Agreement, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2 Force Majeure. In the event that either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of Governmental Authorities or agencies, war, terrorism, hostilities between nations, civil commotions, riots, strikes, lockouts, sabotage, shortages in supplies (but only to the extent such shortages are not caused by the nonperforming Party), energy shortages, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of, and shall use Commercially Reasonable Efforts to resume performance of its obligations.

16.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided that a copy is immediately sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice):

If to Company:

Aduro Biotech, Inc.

626 Bancroft Way, #3C

Berkeley, CA 94710-2224

Attention: CEO

Office: [ * ]

With a copy (which shall not constitute notice) to:

Arnold & Porter LLP

399 Park Avenue

New York, NY 10022-4690

Attention: Blaine Templeman

Office: [ * ]

If to Novartis:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139-4229

Attention: General Counsel

Office: [ * ]

With a copy (which shall not constitute notice) to:

Kaye Scholer LLP

250 West 55th Street

New York, NY 10019-9710

Attention: Andres Liivak

Office: [ * ]

Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner provided herein.

16.4 No Construction Against the Drafter; Headings. This Agreement has been prepared jointly. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning.

16.5 Assignment.

(a) Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, except that without consent of (but with notice to) the other Party (i) Novartis may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates and (ii) Company may assign its rights and obligations under this Agreement or any part hereof to one or more of its Affiliates. Any request for consent to assignment shall not be unreasonably withheld or delayed. Any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). Any attempted assignment in contravention of this Section 16.5 will be void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(b) Each Party agrees that, notwithstanding any provision of this Agreement to the contrary:

(i) either Party may assign this Agreement and the rights, obligations and licenses granted hereunder to a Third Party in connection with a Change of Control; and

(ii) in the event that this Agreement is assigned by either Party in connection with a Change of Control, such assignment shall not provide (A) the non-assigning Party with rights or access to intellectual property rights of the assignee or acquirer of such Party, nor (B) the assignee or acquirer with rights or access to intellectual property rights of the non-assigning Party.

16.6 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate. Each Party shall remain primarily liable for any acts or omissions of its Affiliates.

16.7 Further Assurances. The Parties hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

16.8 Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Law, including cooperation with tax filings as applicable. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

16.9 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their Commercially Reasonable Efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties, including, as nearly as possible, the same economic benefit to each Party.

16.10 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.11 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between the Parties, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes, unless so required by applicable tax legislation, regulation or rulings. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

16.12 No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and the Agreement shall not be construed as conferring any rights to any Third Party (including any Third Party beneficiary rights), except in the case of Article 11, Novartis Indemnitees and Company Indemnitees, as applicable.

16.13 English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and, in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

16.14 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

16.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Execution Date.

ADURO BIOTECH, INC.		NOVARTIS PHARMACEUTICALS CORPORATION

By:	/s/ Stephen T. Isaacs	By:	/s/ Bruno Strigini
Name:	Stephen T. Isaacs	Name:	Bruno Strigini
Title:	Chairman and CEO	Title:	President, Novartis Oncology

Signature Page to Collaboration and License Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1(A)

Company Patents

< 4 pages omitted>

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ii

Exhibit 1(B)

Existing Third Party Licenses

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1(C)

Novartis Patents

Novartis patent applications to be filed on compounds disclosed in Exhibit 10.3(b)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 3.3(d)

Development Cost Sharing Percentage

<2 pages omitted>

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 8.5

Form of Sublicense Agreement

<11 pages omitted>

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.2(b)

Complete and accurate list of all licenses, assignment, distribution or other agreements relating to Company Patents

<2 pages omitted>

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

i

Exhibit 10.3(b)

List of [ * ] included within Novartis Know-How as of the Effective Date

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.3(c)

Complete and accurate list of all license, assignment, distribution or other agreements relating to the Novartis Patents

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

March 19, 2014

VIA EMAIL PDF

Bruno Strigini

President, Novartis Oncology

Novartis Pharmaceuticals Corporation

One Health Plaza

East Hanover, New Jersey 07936

RE: Effective Date of Collaboration and License Agreement

Dear Bruno Strigini:

Aduro Biotech, Inc. (“Aduro”) and Novartis Pharmaceuticals Corporation (“Novartis”) are parties to the Collaboration and License Agreement entered into as of March 12, 2012 (the “Agreement”). Aduro and Novartis hereby agree that: (i) Sections 1.91, 1.172 and 15.4 of the Agreement are hereby deleted and shall be of no further force or effect; and (ii) Section 1.68 of the Agreement, the definition of the term “Effective Date”, is hereby amended and replaced in its entirety by the following: “Effective Date” means March 19, 2015.

This letter amendment is intended by each of Aduro and Novartis to create, and hereby creates, a binding legal agreement which shall be enforceable in accordance with its terms. The Agreement continues in full force and effect in accordance with its terms, as amended by this letter amendment. Except as expressly set forth in and as contemplated by this letter amendment, the Agreement shall not be amended hereby. Please confirm your agreement with the foregoing by countersigning both copies of this letter where indicated and returning a copy of this letter amendment to Aduro.

Very truly yours,

Aduro Biotech, Inc.

By:	/s/ Stephen Isaacs
Name: Stephen Isaacs
Title: Chairman & CEO

Accepted and agreed:

Novartis Pharmaceuticals Corporation

By:	/s/ Bruno Strigini
Name: Bruno Strigini
Title: President, Novartis Oncology

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.